UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
VCA ANTECH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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VCA Antech, Inc.
12401 West Olympic Boulevard
Los Angeles, California 90064-1022
www.vcaantech.com

April 27, 2011

Dear Fellow Stockholder:

Our 2011 Annual Meeting of Stockholders will be held on Monday, June 6, 2011, at our corporate offices located at 12401 West Olympic Boulevard, Los Angeles, California 90064-1022. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Internet Availability of Proxy Materials and Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. Instructions on the proxy card will tell you how to cast your vote. The Proxy Statement explains more about proxy voting. Please read it carefully.

Thank you for your continued support of our company.

Sincerely,

Robert L. Antin
Chairman of the Board, Chief Executive
Officer and President

VCA ANTECH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. Pacific Time on Monday, June 6, 2011.
PLACE	12401 West Olympic Boulevard Los Angeles, California 90064-1022.
ITEMS OF BUSINESS	(1) To elect two Class III members of the Board of Directors for a term of three years.
(2) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011.
(3) To re-approve the material terms of the performance goals under the VCA Antech, Inc. 2006 Equity Incentive Plan.
(4) To re-approve the material terms of the performance goals under the VCA Antech, Inc. 2007 Cash Incentive Plan.
(5) To hold an advisory vote approving the compensation of our named executive officers.
(6) To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.
(7) To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You can vote if, at the close of business on April 15, 2011, you were a holder of record of our common stock.
PROXY VOTING	All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2011

The Notice of Internet Availability of Proxy Materials, the Proxy Statement and our 2010 Annual Report are available at www.proxyvote.com.

April 27, 2011

Tomas W. Fuller Chief Financial Officer, Vice President and Secretary

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Page

ITEM 5: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	29

ITEM 6: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	30

EXECUTIVE COMPENSATION	32

Compensation Discussion and Analysis	32

Summary Compensation Table	39

Grants of Plan-Based Awards in Fiscal 2010	40

Outstanding Equity Awards at Fiscal Year-End	41

Options Exercised and Stock Vested	41

Summary of Equity Compensation Plan	42

Pension Benefits	42

Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Post-Termination Consulting Agreements; SERP Agreements; Payments Upon Termination and Change in Control	43

REPORT OF COMPENSATION COMMITTEE	57

DIRECTOR COMPENSATION	58

CERTAIN TRANSACTIONS WITH RELATED PERSONS	60

Transactions with ThinkPets Inc. (formerly known as Zoasis Corporation)	60

Legal Services	60

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	61

PRINCIPAL STOCKHOLDERS	62

APPENDIX A: VCA Antech, Inc. 2006 Equity Incentive Plan	A-1

APPENDIX B: VCA Antech, Inc. 2007 Cash Incentive Plan	B-1

ii

VCA ANTECH, INC.
12401 West Olympic Boulevard
Los Angeles, California 90064-1022

PROXY STATEMENT

Our Board of Directors is soliciting proxies to be voted at the 2011 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting,” to be held on June 6, 2011. Your vote is very important. For this reason, our Board of Directors is requesting that you permit your common stock to be represented at the Annual Meeting by the proxies named on the proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. In this Proxy Statement, VCA Antech, Inc. is referred to as the “Company,” “VCA,” “we,” “us” and “our.”

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are now furnishing proxy materials, which include the Proxy Statement, proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which we refer to as the “2010 Annual Report,” to our stockholders over the Internet. On April 27, 2011, we mailed the Notice of Internet Availability of Proxy Materials to our stockholders and made available the proxy materials to our stockholders at www.proxyvote.com.

Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy. If you received the Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

QUESTIONS AND ANSWERS

Q.	Who may vote at the Annual Meeting?

A.	You may vote your VCA common stock at the Annual Meeting if you were a holder of record of VCA common stock at the close of business on April 15, 2011, which we refer to as the “Record Date.” At that time, there were 86,844,343 shares of common stock outstanding, and approximately 274 holders of record. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q.	What items of business will be voted on at the Annual Meeting?

A.	There are six items of business scheduled to be voted on at the Annual Meeting:

• Election of two members to the Board of Directors.

• Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011.

• Re-approval of the material terms of the performance goals under the VCA Antech, Inc. 2006 Equity Incentive Plan.

• Re-approval of the material terms of the performance goals under the VCA Antech, Inc. 2007 Cash Incentive Plan.

• Advisory vote on the compensation of the Company’s named executive officers.

• Advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers.

We will also consider other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment or postponement, if necessary. Please note that at this time we are not aware of any such business, and the dates have passed for presenting any stockholder proposals pursuant to our bylaws or pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Q.	How does the Board of Directors recommend that I vote?

A.	Our Board of Directors recommends that you vote:

• “FOR” the election of its nominees to the Board of Directors.

• “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011.

• “FOR” the re-approval of the material terms of the performance goals under the 2006 Equity Incentive Plan.

• “FOR” the re-approval of the material terms of the performance goals under the 2007 Cash Incentive Plan.

•  “FOR” the compensation of our named executive officers as disclosed in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).

• “FOR” a frequency of every three (3) years for future advisory votes by our stockholders on compensation of our named executive officers.

Q.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A.	Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q.	How can I get electronic access to the proxy materials?

A.	The Notice of Internet Availability of Proxy Materials provides you with instructions regarding how to:

• View our proxy materials for the Annual Meeting on the Internet; and

• Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

The Notice of Internet Availability of Proxy Materials, Proxy Statement, proxy card and the 2010 Annual Report are available at www.proxyvote.com.

Q.	How can I obtain paper or email copies of proxy materials?

A.	The Notice of Internet Availability of Proxy Materials contains a toll-free telephone number, an email address, and a website where stockholders can request a paper or an email copy of the Proxy Statement, proxy card and the 2010 Annual Report. These proxy materials are available free of charge.

Q.	How can I vote my shares in person at the Annual Meeting?

A.	If your shares are registered directly in your name with Computershare, our “Transfer Agent,” you are considered the stockholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials is being sent directly to you by VCA. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to attend the Annual Meeting.

Most stockholders of VCA hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker, bank or other nominee, as applicable. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.	How can I vote my shares without attending the Annual Meeting?

A.	If you are a stockholder of record and you do not wish to vote in person at the Annual Meeting, you may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you received printed copies of the proxy materials, you can also vote by mail or by telephone pursuant to the instructions included on the proxy card.

If you are a beneficial owner of shares held in street name and you do not wish to obtain a legal proxy from your broker, trustee or other nominee giving you a right to vote these shares in person at the Annual Meeting, you may direct the voting of these shares over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or if you received printed copies of the proxy materials, you can also vote by mail or by telephone by following the instructions included on the voting instruction card provided to you by your broker, trustee or other nominee.

Q.	What happens if additional matters are presented at the Annual Meeting?

A.	Other than the six items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies, Robert L. Antin and Tomas W. Fuller, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.	What happens if I do not give specific voting instructions?

A.	If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, the proxy holders vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement, and, with respect to any other matters that properly come before the Annual Meeting, as the proxy holders may determine in their discretion.

If you hold your shares through a broker, bank or other nominee and you do not provide your broker with specific voting instructions, your broker may vote your shares only with respect to certain matters considered routine.

Specifically, your broker may vote in its discretion on the ratification of our independent registered public accounting firm if you do not furnish instructions. Your broker may not vote on the (i) election of directors, (ii) re-approval of the material terms of the performance goals under the VCA Antech, Inc. 2006 Equity Incentive Plan, (iii) re-approval of the material terms of the performance goals under the VCA Antech, Inc. 2007 Cash Incentive Plan, (iv) approval of the advisory vote on the compensation of the Company’s named executive officers, and (v) the advisory vote on the frequency of voting on the compensation of the Company’s named executive officers if you do not furnish instructions for those items.

You should use the voting instruction card provided by the institution that holds your shares to instruct your broker to vote your shares or else your shares will be considered broker non-votes. If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide such broker, bank or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on a matter without instructions from the beneficial owner and the instructions are not given. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that matter. Thus broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q.	What is the quorum requirement for the Annual Meeting?

A.	A majority of VCA’s outstanding shares as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

• are present and vote at the Annual Meeting; or

• properly submit a proxy card, vote by telephone or vote over the Internet.

Broker non-votes also are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

Q.	How can I change my vote after I return my proxy card?

A.	If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

• First, you may send a written notice to VCA Antech, Inc., c/o Office of Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064, stating that you would like to revoke your proxy.

• Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

• Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If your shares are held in street name and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

Q.	What is the voting requirement to approve each of the items?

A.

Item 1 — Election of directors	The two nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Abstentions and broker non-votes will not be counted as a “FOR” vote for any nominee.
Item 2 — Ratification of appointment of independent registered public accounting firm	To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.
Item 3 — Re-approval of the material terms of the performance goals under the VCA Antech, Inc. 2006 Equity Incentive Plan.	To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.
Item 4 — Re-approval of the material terms of the performance goals under the VCA Antech, Inc. 2007 Cash Incentive Plan.	To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.
Item 5 — Advisory vote on the compensation of the Company’s named executive officers	To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.
Item 6 — Advisory vote on the FREQUENCY of advisory votes on the compensation of the Company’s named executive officers	The frequency (every one, two, or three years) that receives the highest number of votes will be considered by us to be the preference of the stockholders. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

Q.	Where can I find the voting results of the Annual Meeting?

A.	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Q.	Who pays for the cost of this proxy solicitation?

A.	We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

Q.	Is there a list of stockholders entitled to vote at the Annual Meeting?

A.	The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. for any purpose relevant to the Annual Meeting. To arrange to view this list during the times specified above, please contact the Secretary of the Company.

Q.	What is the deadline to propose actions for consideration at next year’s annual meeting?

A.	Stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2012 annual meeting of stockholders must submit their proposals so that they are received at our principal executive offices no later than the close of business December 29, 2011, or in the event the Company’s 2012 annual meeting is advanced or delayed more than 30 days from the date of the 2011 annual meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2012 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company’s proxy materials.

In addition, stockholders who wish to nominate persons or introduce a proposal from the floor of the 2012 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company at our principal executive offices after March 8, 2012 and no later than April 7, 2012, or, in the event the Company’s 2012 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the 2011 annual meeting, not earlier than the 120th day before the 2012 annual meeting and not later than the later of (i) the 90th day before the 2012 annual meeting or (ii) the 10th day following the day on which public announcement of the 2012 annual meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the information required by our bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC’s rules with respect to the submission of proposals.

You can find a copy of our bylaws in the Investor Relations section of the Company’s website (www.vcaantech.com) by clicking on Corporate Governance or you may obtain a copy by submitting a request to VCA Antech, Inc., c/o Office of Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064.

Q.	How do I nominate a candidate for election as a director?

A.	Stockholders who wish to nominate a candidate for election as a director at our 2012 annual meeting of stockholders must submit their nomination in writing to the Company at our principal executive offices after March 8, 2012 and no later than April 7, 2012, or, in the event the Company’s 2012 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the 2011 annual meeting, not earlier than the 120th day before the 2012 annual meeting and not later than the later of (i) the 90th day before the 2012 annual meeting or (ii) the 10th day following the day on which public announcement of the 2012 annual meeting is first made by the Company.

To be in proper form, a stockholder’s notice must include the information required by our bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act. The Company may refuse to consider any nomination that is not timely or otherwise does not meet the requirements of our bylaws or the SEC’s rules with respect to the submission of director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

Q.	How can I communicate with the Board of Directors?

A.	Stockholders may communicate with the Board of Directors by sending a letter to the Board of Directors of VCA Antech, Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064. Each communication must contain a clear notation indicating that it is a “Stockholder — Board Communication” or “Stockholder — Director Communication,” and each communication must identify the author as a stockholder. The Office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board of Directors. Except for Robert L. Antin, none of the members of our Board of Directors is an employee of VCA. We keep the members of our Board of Directors informed of our business through discussions with management, materials we provide to them, visits to our offices and their participation in Board of Directors and committee meetings.

We believe transparent, effective, and accountable corporate governance practices are key elements of our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, several of our key governance initiatives are summarized below.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines which govern, among other things, criteria for membership on the Board of Directors, vacancies on the Board of Directors, director responsibilities, director education, and committee composition and charters. You can access these Corporate Governance Guidelines, along with other materials such as committee charters, on our website at http://investor.vcaantech.com.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct applicable to all of our employees as well as our directors and executive officers. Our Code of Ethics and Business Conduct is designed to set the standards of business conduct and ethics and to help directors and employees resolve ethical issues. Our Code of Ethics and Business Conduct applies to our Chief Executive Officer, Chief Financial Officer, all other senior financial executives, our directors when acting in their capacity as directors and to all of our employees. The purpose of our Code of Ethics and Business Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis by means of an anonymous toll-free telephone call or email. We investigate all concerns and complaints. Our Code of Ethics and Business Conduct is posted on our website at http://investor.vcaantech.com.

We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct which applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer/Controller and persons performing similar functions and amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K.

Committee Responsibilities

VCA has three committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee meets regularly and has a written charter approved by the Board of Directors. See “Further Information Regarding Board of Directors — Meetings and Committees” contained elsewhere in this Proxy Statement.

Independence

NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors has determined that four of our five current directors are independent under the NASDAQ Global Select Market listing standards. Our independent directors are: John M. Baumer, John B. Chickering, Jr., John Heil and Frank Reddick. In addition, all of the directors currently serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent under the NASDAQ Global Select Market listing standards.

In determining Mr. Reddick’s independence, the Board of Directors considered Mr. Reddick’s position as a partner at Akin Gump Strauss Hauer & Feld LLP, which provides legal services to us. Mr. Reddick currently serves on the Compensation Committee of our Board of Directors, but does not serve on the 162(m) subcommittee, which determines annual performance based compensation and equity awards for our executive officers. Mr. Reddick has resigned from the Compensation Committee effective May 31, 2011.

Stockholder Communication

Stockholders may communicate with the Board of Directors by sending a letter to the Board of Directors of VCA Antech, Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064. Each communication must contain a clear notation indicating that it is a “Stockholder — Board Communication” or “Stockholder — Director Communication,” and each communication must identify the author as a stockholder. The Office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

Director Attendance at Annual Meetings

All directors are encouraged to attend VCA’s Annual Meetings of stockholders. Two of our directors attended our 2010 Annual Meeting of Stockholders.

Executive Sessions

VCA’s independent directors regularly meet in executive session without management present.

Board Leadership

VCA is led by its founder, Robert L. Antin, who has served as Chairman of the Board, Chief Executive Officer and President since our inception in 1986. We believe that combining the role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for VCA and provides for a single, clear focus for management to execute the Company’s strategy and business plan. Mr. Antin’s industry expertise and intimate knowledge of VCA’s operations and strategy make him uniquely positioned and qualified to serve in these capacities, and we believe Mr. Antin is seen by our customers, business partners, investors and other stakeholders as providing strong leadership for the Company and the industry.

VCA does not have a lead director and does not believe that appointing a lead director would materially impact the performance of the Board of Directors, as it currently employs a variety of structural and operational controls that serve the same purpose. For example, our independent directors meet regularly in executive sessions. This allows independent directors to speak candidly on any matter of interest, without the Chief Executive Officer or other managers present. Moreover, each committee chair acts as “presiding director” for Board of Directors’ discussions on topics within the sphere of his committee. All members of the Board of Directors are free to suggest the inclusion of items on Board of Directors and committee meeting agendas, and, to the fullest extent possible, all meeting materials and presentations are distributed to the Board of Directors in advance, allowing efficient use of time during meetings for questions and comprehensive deliberations. All members of the Board of Directors have direct and complete access to the Company’s management at all times, subject to reasonable time constraints and their judgment. Additionally, the Chief Executive Officer’s performance and compensation are evaluated and determined by the Compensation Committee, which is comprised solely of independent directors. Finally, each committee of the Board of Directors, all of which are comprised solely of independent directors, has the right at any time to retain independent outside financial, legal or other advisors.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company’s objectives and to maintain stockholder value. The fully independent Audit Committee is primarily responsible for overseeing the Company’s exposure to financial risk and reviewing the steps the Company’s management has taken to monitor and control such exposure. The Audit Committee meets at least six times per year, in addition to periodic meetings with management and internal and independent auditors to accomplish its purpose. Additionally, each of the committees of the Board of Directors considers the risks within its area of responsibilities. We believe that the leadership structure of our Board of Directors supports its effective oversight of the Company’s risk management.

Outside Advisors

The Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee may each retain outside advisors and consultants of their choosing at VCA’s expense.

The Compensation Committee engaged Mercer in 2009 to serve as consultant to the Committee in establishing a relevant group of peer companies against which to assess executive and director compensation and in the design of Supplemental Executive Retirement Programs for our four most senior Named Executive Officers (defined below). The Compensation Committee renewed Mercer’s engagement in 2011.

ITEM 1:	ELECTION OF DIRECTORS

We have five members on our Board of Directors. Four of the five members of our Board of Directors have been determined by our Board of Directors to meet the independence requirements of the NASDAQ Global Select Market listing standards.

As provided in our Amended and Restated Certificate of Incorporation, the Board of Directors has been grouped into three classes, as nearly equal in number as possible, which are elected for staggered terms. Our Class III directors will be elected at this Annual Meeting and will hold office for three years until the 2014 annual meeting and thereafter until his successor is duly elected and qualified. The terms of our Class I directors expire at our 2012 annual meeting. The term of our Class II director expires at our 2013 annual meeting. In accordance with our Corporate Governance Guidelines, any director appointed to fill a vacant seat in a class other than the class of directors whose terms expire at the next annual meeting of stockholders will stand for re-election at the next annual meeting of stockholders.

Although we know of no reason why the nominees would not be able to serve, if either nominee is unavailable for election, the proxies will vote your common stock to approve the election of any substitute nominee proposed by our Nominating and Corporate Governance Committee. The Board of Directors may choose to reduce the size of the Board, as permitted by our bylaws, provided we maintain the number of independent directors required by the listing standards of the NASDAQ Global Select Market. The Board of Directors has no reason to believe that VCA’s nominees will be unwilling or unable to serve if elected as directors.

Nominees

Our nominees for election as Class III directors, John B. Chickering, Jr. and John Heil, are currently members of our Board of Directors, who meet the independence requirements of the NASDAQ Global Select Market listing standards, and have agreed to be named in this Proxy Statement and to serve if elected.

The Board of Directors proposes the following candidates for election as Class III directors:

Class III Director Nominees

John B. Chickering, Jr.
John Heil

The principal occupation and certain other information about the nominees, our other directors and our executive officers are set forth on the following pages.

The two nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as Class III directors. All proxies will be voted to approve the election of the nominees listed above unless a contrary vote is indicated on the proxy card or voting instruction card. Abstentions, withheld votes and broker non-votes will not be treated as a vote for any particular director and will not affect the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES IDENTIFIED ABOVE.

MANAGEMENT

Directors and Executive Officers

The following persons serve as our directors:

Directors	Age	Present Position

Class I Directors
John M. Baumer	43	Director
Frank Reddick	58	Director

Class II Director
Robert L. Antin	61	Chairman of the Board

Class III Directors
John B. Chickering, Jr.	62	Director
John Heil	58	Director

The following persons serve as our executive officers:

Executive Officers	Age	Present Position

Robert L. Antin	61	Chief Executive Officer and President
Arthur J. Antin	64	Chief Operating Officer and Senior Vice President
Neil Tauber	60	Senior Vice President of Development
Tomas W. Fuller	53	Chief Financial Officer, Vice President and Secretary
Dawn R. Olsen	52	Principal Accounting Officer, Vice President and Controller
Josh Drake	43	President of Antech Diagnostics

Our executive officers are appointed by and serve at the discretion of our Board of Directors. Robert L. Antin and Arthur J. Antin are brothers. There are no other family relationships between any director and/or any executive officer.

Robert L. Antin, one of our founders, has served as our Chairman of the Board, Chief Executive Officer and President since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University. Mr. Antin’s background as one our founders and his service as our Chief Executive Officer and President since our inception enables him to bring to the Board of Directors valuable insights and perspectives about the Company, its business, operations and prospects, as well as the animal healthcare industry generally.

John M. Baumer has served as our director since September 2000. Mr. Baumer is a partner of Leonard Green & Partners, LP, where he has been employed since May 1999. Prior to joining Leonard Green & Partners, LP, he served as a Vice President in the Corporate Finance Division of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, in Los Angeles. Prior to joining DLJ in 1995, Mr. Baumer worked at Fidelity Investments and Arthur Andersen LLP. Mr. Baumer currently serves on the board of directors of Leslie’s Poolmart, Inc. and Prospect Medical Holdings, Inc. Mr. Baumer is a 1990 graduate of the University of Notre Dame. He received his MBA from the Wharton School at the University of Pennsylvania. Mr. Baumer’s experience in private equity investment makes him a valuable part of the Board of Directors, particularly as it relates to financings, operations, market developments, and strategic relationships, as well as enabling him to provide keen insight in the area of stockholder relations.

John B. Chickering, Jr. has served as one of our directors since April 2004 and previously served as a director from 1988 to 2000. Mr. Chickering is a certified public accountant (inactive). Mr. Chickering is currently a private investor and independent consultant. Mr. Chickering served in a variety of executive positions within Time Warner, Inc. and Warner Bros., Inc., most recently as the Vice President — Financial Administration for Warner Bros. International Television Distribution until February 1996. Prior to his employment at Warner Bros., Mr. Chickering served as a staff accountant at KPMG Peat Marwick from August 1975 to June 1977. In October 2010, Mr. Chickering filed for personal bankruptcy under Chapter 11 of the United States Bankruptcy Code. Mr. Chickering holds an MBA degree with emphasis in accounting and finance from Cornell University. Mr. Chickering’s extensive corporate finance experience, his accounting experience and his knowledge of accounting principles and financial reporting rules and regulations enables Mr. Chickering to provide valuable service to the Board of Directors as chairman of the Audit Committee. Additionally, Mr. Chickering’s many years of experience as an executive of a public company enables him to make significant contributions to the deliberations of the Board of Directors, especially in connection with evaluating the financial performance of the Company.

John Heil has served as one of our directors since February 2002 and previously served as a director from 1995 to 2000. Mr. Heil currently serves a member of Temper-Pedic International’s Board of Directors and compensation committee, a position he has held since March 2008. Mr. Heil currently serves as President of United Pet Group, Inc., a global manufacturer and marketer of pet supplies and subsidiary of Spectrum Brands, Inc. Mr. Heil also serves on Spectrum Brands’ Executive Committee. Prior to joining United Pet Group, Mr. Heil spent twenty-five years with the H. J. Heinz Company in various executive and general management positions including President and Managing Director of Heinz Pet Products and President of Heinz Specialty Pet Foods. Mr. Heil holds a BA degree in economics from Lycoming College. On February 3, 2009, Spectrum Brands, Inc. and its United States subsidiaries (the “Spectrum Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code. On July 15, 2009, the Bankruptcy Court entered a written order confirming the Spectrum Debtors’ plan of reorganization. On August 28, 2009, the plan of reorganization became effective and the Spectrum Debtors emerged from reorganization proceedings under the United States Bankruptcy Code. Mr. Heil’s experience in the pet care industry is of particular value to the Board of Directors as it provides a breadth and depth of understanding and insight that directly relates to the business of the Company. Additionally, Mr. Heil’s significant executive experience positions him to provide operational, financial and strategic planning insights with respect to the growth of the Company’s business and brand.

Frank Reddick has served as one of our directors since February 2002. For more than the past five years, Mr. Reddick has been a partner in Akin Gump Strauss Hauer & Feld LLP, a global, full service law firm. Mr. Reddick co-chairs Akin Gump’s firm-wide corporate practice group. Mr. Reddick is principally engaged in the practice of corporate and securities law, with a concentration on corporate finance, mergers and acquisitions, joint ventures and other strategic alliances. Mr. Reddick holds a JD from the University of California, Hastings College of the Law. Mr. Reddick’s formal legal training and his experience as a partner of a major international law firm provides a background and perspective that complements the skill sets of the other members of the Board of Directors.

Arthur J. Antin, one of our founders, has served as our Chief Operating Officer and Senior Vice President since our inception. From 1986 until June 2004, Mr. Antin also served as our Secretary and as a director. From October 1983 to September 1986, Mr. Antin served as Director of Marketing/Investor Relations of AlternaCare Corp. At AlternaCare Corp., Mr. Antin developed and implemented marketing strategies for a network of outpatient surgical centers. Mr. Antin received an MA in Community Health from New York University.

Neil Tauber, one of our founders, has served as our Senior Vice President of Development since our inception. From 1984 to 1986, Mr. Tauber served as the Director of Corporate Development at AlternaCare Corp. At AlternaCare Corp., Mr. Tauber was responsible for the acquisition of new businesses and syndication to hospitals and physician groups. From 1981 to 1984, Mr. Tauber served as Chief Operating Officer of MDM

Services, a wholly owned subsidiary of Mediq, a publicly held health care company, where he was responsible for operating and developing a network of retail dental centers and industrial medical clinics. Mr. Tauber holds an MBA from Wagner College.

Tomas W. Fuller joined us in January 1988 and served as Vice President and Controller until November 1990 when he became Chief Financial Officer. In June 2004, Mr. Fuller became Secretary. From 1980 to 1987, Mr. Fuller worked at Arthur Andersen LLP, the last two years of which he served as audit manager. Mr. Fuller received his BA in economics from the University of California at Los Angeles.

Dawn R. Olsen joined us in January 1997 as Vice President, Controller. In March 2004, Ms. Olsen became Principal Accounting Officer. From 1993 to 1996, Ms. Olsen served as Senior Vice President, Controller of Optel, Inc., a privately held telecommunications company. From 1987 to 1993, Ms. Olsen served as Assistant Controller and later as Vice President, Controller of Qintex Entertainment, Inc., a publicly held television film distribution and production company. From 1981 to 1987, Ms. Olsen worked at Arthur Andersen LLP, the last year of which she served as audit manager. Ms. Olsen currently serves on the board of the Women’s Leadership Council in Los Angeles. Ms. Olsen is a certified public accountant (inactive) and received her BS in business/accounting from California State University, Northridge.

Josh Drake joined us in 1992.  In February 2008, Mr. Drake became President of Antech Diagnostics, our laboratory division. Over the past five years, Josh Drake has held various positions at VCA Antech, including, Group Vice President of our animal hospital division, Group Vice President of Antech Diagnostics and Senior Vice President of Antech Diagnostics. Mr. Drake received his BS in economics from the University of California at Santa Barbara.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Composition

Four of the five members of our Board of Directors have been determined by our Board of Directors to meet the independence requirements of the NASDAQ Global Select Market listing standards. We refer to each of these directors as an “independent director.”

Meetings & Committees

During fiscal 2010, the Board of Directors held four meetings and acted once by unanimous written consent. VCA’s independent directors regularly meet in executive session without management present.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, all of which are constituted solely of independent directors. During fiscal 2010, our Committees met an aggregate of 16 times and acted by written consent two times.

Audit Committee

The Audit Committee consists of John M. Baumer, John B. Chickering, Jr. (Chairman) and John Heil, each an independent director and each financially literate as required by the NASDAQ Global Select Market listing standards. Our Board of Directors has determined that Messrs. Baumer, Chickering and Heil qualify as “audit committee financial expert[s]” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. During fiscal 2010, the Audit Committee held ten meetings.

Among other matters, the Audit Committee:

•	engages and replaces the independent registered public accounting firm as appropriate;

•	evaluates the performance and independence of and pre-approves all services provided by the independent registered public accounting firm;

•	discusses with management, the internal auditor and the independent registered public accounting firm the quality of our accounting principles and financial reporting; and

•	oversees our internal controls.

Our Audit Committee charter is posted on our website at http://investor.vcaantech.com.

Compensation Committee

During 2010, the Compensation Committee consisted of John M. Baumer, John B. Chickering, Jr. and Frank Reddick (Chairman), each an independent director. Mr. Reddick does not serve on the 162(m) subcommittee, which determines annual performance based compensation and equity awards for our executive officers. Mr. Reddick has resigned from the Compensation Committee effective May 31, 2011. During fiscal 2010, the Compensation Committee held five meetings and acted twice by unanimous written consent. The Compensation Committee:

•	assists the Board of Directors in ensuring a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company;

•	establishes the compensation of all of our executive officers; and

•	administers the Company’s equity incentive programs, including the VCA Antech, Inc. 2006 Equity Incentive Plan and the VCA Antech, Inc. 2007 Annual Cash Incentive Plan, which we refer to collectively as the “Plans.”

The Compensation Committee is responsible for overseeing the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board of Directors. The Compensation Committee seeks the views of our Chief Executive Officer with respect to establishing appropriate compensation packages for the executive officers (other than the Chief Executive Officer). The Compensation Committee also has the authority to delegate its responsibilities to subcommittees of the Compensation Committee if it determines such delegation would be in the best interest of the Company.

On October 23, 2007, the Compensation Committee established the 162(m) subcommittee, which consists of the two “outside directors” (as such term is defined in Treasury Regulation 1.162-27(e)(3)) of the Compensation Committee, John M. Baumer and John B. Chickering, Jr. The 162(m) subcommittee has the power and authority, to the same extent as would the Compensation Committee, to act, in the name of and on behalf of the Company, with respect to the administration of the Plans, including (i) granting equity awards to the Company’s executive officers pursuant to the terms of the VCA Antech, Inc. 2006 Equity Incentive Plan, (ii) granting performance awards consisting of equity and/or cash to the Company’s executive officers under the Plans and (iii) establishing the performance goals underlying the performance awards and determining whether these performance goals have been met. Mr. Reddick, who does not meet the definition of an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), is not a member of the 162(m) subcommittee.

The Chairman of the Compensation Committee develops the meeting calendar for the year based on member availability and other relevant events within our corporate calendar. The Compensation Committee meeting agendas are generally developed by our Compensation Committee Chairman. The Compensation Committee generally meets in executive session, with no member of management being present at the meetings. In addition, the Compensation Committee may request that any of our directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Compensation Committee requests.

The Compensation Committee has the sole authority to retain independent counsel or other advisors, as it deems necessary in connection with its responsibilities at the Company’s expense. The Compensation Committee also has the sole authority to retain and terminate compensation consultants.

Our Compensation Committee charter is posted on our website at http://investor.vcaantech.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of John M. Baumer and John B. Chickering, Jr., each an independent director. During fiscal 2010, the Nominating and Corporate Governance Committee held one meeting. The principal responsibilities of the Nominating and Corporate Governance Committee are to propose to the Board of Directors a slate of nominees for election by the stockholders at our Annual Meetings and to review and reassess the adequacy of the Corporate Governance Guidelines and recommend any proposed changes to the Board of Directors.

In considering director candidates, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Nominating and Corporate Governance Committee does believe, however, that all members of the Board of Directors should have high personal and professional ethics, integrity, practical wisdom and mature judgment, no conflict of interest that would interfere with their performance as a director of a public corporation, a commitment to serve on the Board of Directors over a period of several years, a willingness to represent the best interests of all stockholders and objectively appraise management performance and sufficient time to devote to matters of the Board of Directors.

The Board of Directors and the Nominating and Corporate Governance Committee believe that diversity with respect to viewpoint, skills and experience is an important factor in Board composition. Additionally, in April 2011, the Board of Directors amended the Corporate Governance Guidelines to clarify that gender, age and ethnic diversity are considered by the Nominating and Corporate Governance Committee when seeking and evaluating director candidates. The Board of Directors and the Nominating and Corporate Governance Committee also consider a variety of other factors, attributes and criteria, including each candidate’s (i) general understanding of marketing, finance and other disciplines relevant to the success of publicly traded companies, (ii) understanding of the Company’s business, (iii) education and professional background, personal and professional integrity, (iv) knowledge, skills and expertise and (v) personal accomplishments to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board of Directors.

Our Nominating and Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for director, including stockholder recommendations. The Nominating and Corporate Governance Committee will consider candidates recommended by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws, as summarized in the “Questions and Answers” section of this Proxy Statement. The Nominating and Corporate Governance Committee will not evaluate candidates differently based on who made the recommendation for consideration. Our Nominating and Corporate Governance Committee charter is posted on our website at http://investor.vcaantech.com.

Director Attendance

In fiscal 2010, all directors attended 75% or more of the aggregate of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all committees on which they served. The Company encourages, but does not require, all directors and director nominees to attend our Annual Meetings of stockholders. Two of our directors attended our 2010 Annual Meeting of Stockholders.

Risk Management

In 2010, certain members of the Company’s senior management and the Compensation Committee, in consultation with outside counsel, assessed whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included reviewing various elements of the Company’s compensation policies and practices. Among other things, the Compensation Committee considered that (a) the compensation program for the executive officers and other key personnel adequately balances the components of total compensation (i.e., annual base salary, annual cash performance awards and/or cash bonuses and long-term equity awards), (b) the annual base salary for all employees, including executive officers, provides a level of assured cash compensation that reduces incentive for risk-taking, (c) the annual cash bonus component of non-executive employees’ total compensation is small compared to the annual base salary component and, as a result, unlikely to give rise to excessive risk-taking by non-executive employees, (d) the annual cash performance awards to executive officers are typically based on the Company’s Adjusted EBITDA or other similar performance metrics that correlate such awards to the Company’s overall financial performance, and (e) the Company’s performance-based equity awards typically have a three-year vesting period that ensures that the employees’ interests align with the Company’s stockholders’ interests and reduces incentive for short-term risk taking behavior. Based on this review, the Compensation Committee determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, the Compensation Committee of our Board of Directors consisted of John B. Chickering, Jr., John M. Baumer and Frank Reddick. None of these individuals was one of our officers or employees at any time during fiscal 2010. Mr. Reddick is a partner at Akin Gump Strauss Hauer & Feld LLP, which provided legal services to us during fiscal 2010 and is providing legal services to us in fiscal 2011. In

2010, the Company paid Akin Gump Strauss Hauer & Feld LLP $2.3 million for legal services. Nevertheless, Mr. Reddick is not disqualified from serving as an independent director on our Board of Directors under the NASDAQ Global Select Market listing standards because of the relatively small amount of fees we paid to Akin Gump Strauss Hauer & Feld LLP in fiscal years 2010, 2009 and 2008 in relation to our total revenues and the total revenues of Akin Gump Strauss Hauer & Feld LLP for those same periods. Mr. Reddick has resigned from our Compensation Committee effective as of May 31, 2011.

None of our executive officers served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

ITEM 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has engaged the firm of KPMG LLP to continue to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2011. KPMG LLP has served as VCA’s principal independent registered public accounting firm since June 14, 2002.

We are asking the stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal. All proxies will be voted to approve the appointment unless a contrary vote is indicated on the proxy card.

We anticipate that representatives of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. The representatives of KPMG LLP will be afforded an opportunity to make a statement if they so desire at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT AND NON-AUDIT FEES

The following table sets forth the aggregate fees billed to us by KPMG LLP, our independent registered public accounting firm, for professional services rendered during the fiscal years ended December 31, 2010 and 2009.

	2010	2009

Audit fees	$1,786,000	$1,592,019
Tax fees (1)	108,863	22,461

Total	$1,894,863	$1,614,480

(1)	Represents fees for consultation on the tax impact of certain transactions in 2010 and 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services and fees provided by the independent registered public accounting firm. The Audit Committee’s pre-approval policy requires that all audit and permissible non-audit services and fees be pre-approved by the Audit Committee. Specific pre-approval is not required for permissible non-audit services provided that they:

•	do not, in the aggregate, amount to more than five percent of total revenues paid by the Company to the independent registered public accounting firm in the fiscal year in which the services are provided;

•	were not recognized by the Company as non-audit services at the time of the relevant engagement; and

•	are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its designated representatives) prior to the completion of the annual audit.

Pursuant to the pre-approval policy, the Audit Committee’s Chairman is delegated the authority to pre-approve audit services and fees, provided he reports those approvals at the next meeting of the Audit Committee. The term of any pre-approval granted by the Audit Committee with respect to a given service is twelve months. All fees in excess of pre-approved levels require specific pre-approval by the Audit Committee. All audit and permissible non-audit services provided to us in connection to fiscal 2010 were approved by the Audit Committee.

REPORT OF AUDIT COMMITTEE

The Audit Committee Report does not constitute “soliciting material,” and shall not be deemed “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

The Committee is responsible for overseeing, on behalf of the Board of Directors, the Company’s accounting and financial reporting process and the audits of VCA’s financial statements. The Committee acts only in an oversight capacity and relies on the work and assurances of management, which has the primary responsibility for the financial reporting process, including the system of internal controls, and the financial statements.

The Committee has:

•	reviewed and discussed the audited financial statements with management and the independent registered public accounting firm;

•	discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication With Audit Committees); and

•	received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence from the Company and its management.

•	The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the accountant’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Audit Committee

John M. Baumer
John B. Chickering, Jr.
John Heil

ITEM 3:	RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE VCA ANTECH, INC. 2006 EQUITY INCENTIVE PLAN PURSUANT TO SECTION 162(m) OF THE INTERNAL REVENUE CODE

We are asking our stockholders to re-approve the material terms of the performance goals under the VCA Antech, Inc. 2006 Equity Incentive Plan (as amended, the “2006 Plan”), in accordance with Section 162(m) of the Code (“Section 162(m)”). Re-approval of the material terms of the performance goals under the 2006 Plan will allow certain awards made under the 2006 Plan to qualify as tax-deductible performance-based compensation under Section 162(m). The 2006 Plan has not been amended, modified or altered in any way. Accordingly, stockholders are not being asked to approve any amendment to the 2006 Plan.

Section 162(m) places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to a “covered employee,” which means any person who is the principal executive officer or one of the three other officers (other than the principal executive officer and the principal financial officer) whose compensation is disclosed in the Company’s proxy statement as a result of their total compensation. There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Section 162(m). One of the conditions is that the stockholders must approve the material terms of the performance goals no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved those terms, if the compensation committee has the authority to change the targets under the performance goals, which is the case at VCA. While the Company’s stockholders previously approved the 2006 Plan and its material terms at the Company’s 2006 annual meeting, in order for the awards made to covered employees pursuant to the 2006 Plan after this Annual Meeting to continue to meet the exception to the deduction limit, the material terms of the performance goals must be re-approved at this Annual Meeting.

For purposes of Section 162(m), the material terms of the performance goals under the 2006 Plan include (i) the employees eligible to receive compensation under the 2006 Plan, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee if the performance goals are attained. Each of these aspects of the 2006 Plan is described below. The description below is qualified in its entirety by the full text of the 2006 Plan, which is attached as Appendix A to this Proxy Statement.

Purpose of the 2006 Plan

The 2006 Plan is intended to enable the Company, and its affiliates, to obtain and retain the services of the types of employees, consultants and directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all of our stockholders.

Eligibility

Under the 2006 Plan, awards in the form of incentive stock options may be granted to the Company’s and its subsidiaries’ employees, and awards in the form of nonstatutory stock options, stock appreciation rights, restricted awards and performance awards may be granted to the Company’s and its affiliates’ employees, consultants and directors.

Business Criteria

The performance goals for the performance awards under the 2006 Plan are determined by the plan administrator, in its sole discretion, prior to the time 25% of the performance period has elapsed and may be based on any one or more of the following business criteria as applied to a participant, a business unit or the Company and its affiliates:

•	revenue,

•	earnings before interest, taxes, depreciation and amortization (EBITDA),

•	funds from operations,

•	funds from operations per share,

•	operating income,

•	pre-tax or after-tax income,

•	cash available for distribution,

•	cash available for distribution per share,

•	net earnings,

•	earnings per share,

•	return on equity,

•	return on assets,

•	return on capital,

•	economic value added,

•	share price performance,

•	improvements in the Company’s attainment of expense levels, and

•	implementation or completion of critical projects, or improvement in cash-flow (before or after tax).

The 162(m) subcommittee is currently the plan administrator for the 2006 Plan.

Available Shares and Maximum Awards under the 2006 Plan

As of December 31, 2010, there were 4,351,931 shares of common stock available for future issuance under the 2006 Plan. The number of shares available for issuance under the 2006 Plan may increase by any shares of common stock underlying prior outstanding options that expire or prior outstanding awards that are forfeited, cancelled or terminated for any reason without having been exercised in full.

The plan administrator has the authority in its sole discretion to determine the type or types of awards made under the 2006 Plan. These awards may include, but are not limited to, stock options and awards made or denominated in shares of common stock. Awards may be granted singly or in combination. The maximum number of shares with respect to which awards can be granted to any employee in any fiscal year is limited to 500,000 shares. The foregoing share limitations will be proportionately adjusted by the plan administrator in the event that a stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, change in the Company’s corporate structure or other transaction not involving the receipt of consideration by the Company. No award may be made under the 2006 Plan after March 6, 2016.

New Plan Benefits

The future awards that will be received by the participants under the 2006 Plan cannot be determined at this time, as the actual awards will depend on the 162(m) subcommittee’s discretion to grant awards and determine the size of such awards and actual performance. The stock awards granted to the Named Executive Officers under the 2006 Plan and outstanding as of December 31, 2010 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table on page 41 of this Proxy Statement. As of March 31, 2011, (i) the Company’s executive officers as a group (5 officers) held outstanding options for 1,315,000 shares of our common stock, restricted stock awards for 62,032 shares and restricted stock units for 82,888 shares, (ii) the Company’s non-employee directors as a group (four directors) held outstanding options for 118,432 shares and restricted stock awards for 16,375 shares and (iii) all of our employees, other than executive officers, held outstanding options for 1,814,287 shares and restricted stock awards for 352,862 shares. Nothing in this proposal precludes the Company or any committee or subcommittee thereof from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Awards

Awards under the 2006 Plan may consist of stock options, stock appreciation rights, restricted stock and restricted stock unit awards or performance awards. The 2006 Plan also provides a safe-harbor mechanism (409A awards) that conforms the payment timing provisions of any award that is deferred compensation subject to the requirements of Section 409A of the Code.

Stock Options.  The plan administrator may grant options to purchase shares of our common stock that are either “incentive stock options,” meaning they are intended to satisfy the requirements of Section 422 of the Code, or “nonstatutory stock options,” which are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2006 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as the plan administrator may determine, as specified in the applicable award agreement. The exercise price of an option under the 2006 Plan will not be less than the fair market value per share of our common stock on the date of grant. However, in the case of an incentive stock option granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its affiliates, the exercise price will not be less than 110% of the fair market value per share of our common stock on the date of grant. The maximum term of an option granted under the 2006 Plan will be ten years from the date of grant (or five years in the case of an incentive stock option granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its affiliates). Payment in respect of the exercise of an option may be made in cash or by check, or the plan administrator may, in its discretion and to the extent permitted by law, allow such payment to be made with previously acquired shares of our common stock, through a broker-assisted cashless exercise mechanism, or by such other method as the plan administrator may determine to be appropriate.

Stock Appreciation Rights.  A stock appreciation right entitles a participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of our common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of common stock. Stock appreciation rights may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of our common stock on the date of grant. The plan administrator determines the vesting requirements and the payment and other terms of a stock appreciation right, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified periods or on the attainment of specified business performance goals established by the plan administrator or both. The plan administrator may accelerate the vesting of stock appreciation rights at any time. Generally, any stock appreciation right, if granted, would terminate ten years after the date of the grant. Stock appreciation rights may be payable in cash or in shares of our common stock or in a combination of both as determined by the plan administrator.

Restricted Stock Awards.  An award of restricted stock consists of shares of our common stock that generally is non-transferable and is subject to other restrictions determined by the plan administrator for a specified period. The plan administrator determines the terms of the restricted stock awards. Restrictions on restricted stock lapse at such times determined by the plan administrator and specified in the applicable award agreement. If a participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited. A participant who receives an award of restricted stock will have all of the rights of a stockholder with respect to the shares subject to the award, including the right to receive dividends and to vote the shares.

Restricted Stock Unit Awards.  A restricted stock unit award is a notional account representing one share of our common stock. The plan administrator determines the terms of the restricted stock units, including the vesting schedule, as specified in the applicable award agreement. Vesting may be based on the continued service of the participant for specified periods or on the attainment of specified business performance goals established by the plan administrator or both. If a participant terminates employment or services during the period over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the plan administrator the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned. A restricted stock unit also may be granted on a fully vested basis with a deferred payment date, or may specify a payment settlement date that is later than the vesting date.

Performance Awards.  The plan administrator may grant performance awards, either alone or in addition to other awards under the 2006 Plan, which entitle the participant to acquire shares of common stock or common stock units upon the satisfaction of specified performance goals. Performance awards are intended to qualify as “performance-based compensation” under Section 162(m) by conditioning the vesting of the award on the satisfaction of pre-established performance goals. The plan administrator may establish these performance goals with reference to one or more of the business criteria listed above under “Business Criteria.” To the extent permitted by law, the plan administrator may, in its sole discretion, change the business criterion or criteria selected for purposes of establishing the performance goals for any specific performance period to any other of the business criteria listed above without obtaining stockholder approval or modify the calculation of a performance goal under certain circumstances. A participant who receives a performance award will have the rights of a stockholder only as to shares of our common stock actually received by the participant under the award, and not with respect to shares subject to the award but not actually received by the participant.

Transferability.  Each option may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The plan administrator, however, may permit nonstatutory stock options to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by the plan administrator. All other awards may be transferable only as determined by the plan administrator, as set forth in the applicable award agreement.

Effect of a Change in Control.  The plan administrator may provide in the terms of an award agreement that, in the event of a change in control (as defined in the 2006 Plan), any option or stock appreciation right that is not then exercisable and vested will become fully exercisable and vested, and any restricted award or performance award will be deemed earned and payable in full in cash or in shares of our common stock.

Termination of Employment.  Unless specifically provided otherwise in an award agreement or an employment agreement, generally, upon a termination of employment or services (other than for cause) unvested stock options terminate and vested stock options may be exercised following the termination of a participant’s employment for a period of one year in the event of the participant’s death or disability or three months in the event of a termination other than due to the participant’s death or disability. However, stock options may not be exercised after the expiration date set forth in an option agreement. In addition, unless specifically provided otherwise in an award agreement or employment agreement, unvested restricted stock and restricted stock units will be forfeited and terminate, and the entitlement to receive any payment pursuant to unvested performance awards will terminate.

Term and Amendment

The 2006 Plan has a term of ten years ending on March 6, 2016, and no further awards may be granted under the 2006 Plan after that date. Our Board of Directors may amend, suspend or terminate the 2006 Plan at any time; however, stockholder approval to amend the 2006 Plan may be necessary if the law or the applicable NASDAQ rules so require. No amendment, suspension or termination will materially and adversely affect the rights of any participant of any award without the consent of the participant.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2006 Plan and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. It is intended that the 2006 Plan and any awards granted under the 2006 Plan will comply with the provisions of Section 409A of the Code, so that participants will not be subject to adverse tax consequences under that Section.

Nonstatutory Stock Options.  No income will be realized by a participant upon grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. In general, VCA should be able to deduct the amount treated as taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals.

Incentive Stock Options.  An individual granted an incentive stock option generally should not recognize taxable income at the time of grant or at the time of exercise of the option. However, the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise will be an “item of tax preference” that may give rise to “alternative minimum tax” liability for the year in which the option is exercised. If the holder does not dispose of the acquired shares before the later of (1) two years following the date of grant and (2) one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will be long-term capital gain or loss, as the case may be. Assuming both of these holding periods are satisfied, VCA will not be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If the shares acquired upon exercise of the incentive stock option are disposed of less than two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price. In the event of a disqualifying disposition, VCA should be able to deduct the amount treated as taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals.

Stock Appreciation Rights.  No income will be realized by a participant upon grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will realize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the stock appreciation right. VCA should be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals.

Restricted Stock Awards.  A participant will not be subject to tax upon the grant of a restricted stock award, including a performance award, unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. VCA should be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals.

Restricted Stock Units.  A participant should not be subject to tax upon the grant of a restricted stock unit award, including a performance award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. VCA should be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain individuals.

Section 162(m).  In general, Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation exceeding $1 million per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The 2006 Plan is intended to satisfy an exception to the tax deductibility limitation with respect to grants of options and stock appreciation rights to covered employees. In addition, the 2006 Plan is designed to permit granting certain awards of restricted stock and restricted stock units as performance awards intended to qualify under the “performance-based compensation” exception to Section 162(m). However, we have not requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

Section 280G.  Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and VCA may be denied a federal income tax deduction.

Inapplicability of ERISA.  Based upon current law and published interpretations, VCA does not believe that the 2006 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, is required to re-approve the material terms of the performance goals under the 2006 Plan. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Company to implement compensation arrangements under the 2006 Plan that qualify as fully tax deductible performance-based compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE VCA ANTECH, INC. 2006 EQUITY INCENTIVE PLAN PURSUANT TO SECTION 162(m).

ITEM 4:	RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE VCA ANTECH, INC. 2007 CASH INCENTIVE PLAN PURSUANT TO SECTION 162(m) OF THE INTERNAL REVENUE CODE

We are asking our stockholders to re-approve the material terms of the performance goals under the VCA Antech, Inc. 2007 Cash Incentive Plan (the “2007 Plan”) in accordance with Section 162(m). Re-approval of the material terms of the performance goals under the 2007 Plan will allow certain awards made under the 2007 Plan to qualify as tax-deductible performance-based compensation under Section 162(m). The 2007 Plan has not been amended, modified or altered in any way. Accordingly, stockholders are not being asked to approve any amendment to the 2007 Plan.

As more fully discussed under “Item 3 — Re-Approval of the Material Terms of the Performance Goals under the VCA Antech, Inc. 2006 Equity Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code”, above, one of the conditions of Section 162(m) is that the stockholders must approve the material terms of the performance goals no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved those terms. While the Company’s stockholders previously approved the 2007 Plan and its material terms at the Company’s 2007 Annual Meeting, in order for the awards made pursuant to the 2007 Plan after the Company’s 2012 annual meeting to continue to meet the exception to the deduction limit, the material terms of the performance goals must be re-approved at or prior to the Company’s 2012 annual meeting of stockholders.

For purposes of Section 162(m), the material terms of the performance goals under the 2007 Plan include (i) the employees eligible to receive compensation under the 2007 Plan, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee if the performance goals are attained. Each of these aspects of the 2007 Plan is described below. This description is qualified in its entirety by the full text of the 2007 Plan, which is attached as Appendix B to this Proxy Statement.

Purpose of the 2007 Plan

The 2007 Plan allows the Company to provide an incentive to executive officers and other selected key executives of the Company and its subsidiaries to contribute to the growth, profitability and increased stockholder value of the Company, to obtain and retain these executives, and to endeavor to maintain the tax-deductible status of these incentive payments to our principal executive officer, and the three other most-highly paid executive officers (other than the principal executive officer and the principal financial officer) at year end who are named in our proxy statement by reason of their total compensation for the year in which such amounts are claimed as a deduction by the Company.

Eligibility

Awards may be granted under the 2007 Plan to the executive officers of the Company and its subsidiaries and other key executives of the Company and its subsidiaries selected by the 162(m) subcommittee.

Business Criteria

The performance goals for cash performance awards under the 2007 Plan will be determined by the 162(m) subcommittee, in its sole discretion, prior to the earlier of 90 days after the commencement of the performance period or the date prior to the date on which 25% of the performance period has elapsed and can be based upon any one or more of the following business criteria:

•	revenue,

•	sales,

•	earnings before interest, taxes, depreciation and amortization (EBITDA),

•	funds from operations,

•	funds from operations per share,

•	operating income,

•	pre-tax or after-tax income,

•	cash available for distribution,

•	cash available for distribution per share,

•	cash or cash equivalents available for operations,

•	net earnings,

•	earnings per share,

•	return on equity,

•	return on assets,

•	return on capital,

•	economic value added,

•	share price performance,

•	improvements in our attainment of expense levels, and

•	implementing or completion of critical projects, or improvement in cash-flow (before or after tax).

Such objective performance criteria are not required to be based on increases in specific business criteria, but may be based on maintaining the status quo or limiting economic losses.

Maximum Awards under the 2007 Plan

A participant may be granted one or more cash performance awards for performance periods commencing during the same calendar year, so long as the cash payments that may be earned under such performance awards, in the aggregate, do not exceed the lesser of five times such participant’s base salary or $7,000,000.

The future awards that will be received by the participants under the 2007 Plan cannot be determined at this time, as the actual awards will depend on the 162(m) subcommittee’s discretion to grant awards and determine the amount of such awards, actual performance and the 162(m) subcommittee’s discretion, if applied, to reduce the amount of such awards. The cash performance awards granted to the Named Executive Officers under the 2007 Plan are set forth under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 39 of this Proxy Statement.

Required Vote and Recommendation of the Board

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, is required to re-approve the material terms of the performance goals under the 2007 Plan. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of this proposal.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Company to implement compensation arrangements under the 2007 Plan that qualify as fully tax deductible performance-based compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE VCA ANTECH, INC. 2007 CASH INCENTIVE PLAN PURSUANT TO SECTION 162(m).

ITEM 5:	ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Item 5 is an advisory vote on the compensation of our Named Executive Officers. The Compensation Discussion and Analysis beginning on page 32 of this Proxy Statement describes the Company’s compensation program and the compensation decisions made by the Board of Directors, Compensation Committee and the 162(m) subcommittee with respect to our Named Executive Officers. The Board of Directors is asking our stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the executive officers of the Company named in the Summary Compensation Table, as disclosed in the Company’s Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

While the advisory vote the Board of Directors is asking you to cast is non-binding, the Board of Directors, the Compensation Committee and the 162(m) subcommittee value the view of the Company’s stockholders and will review and consider the voting results when making future decisions regarding our executive compensation program. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT (WHICH DISCLOSURE INCLUDES THE COMPENSATION DISCUSSION AND ANALYSIS, THE EXECUTIVE COMPENSATION TABLES AND THE RELATED FOOTNOTES AND NARRATIVE ACCOMPANYING THE TABLES).

ITEM 6:	ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Item 6 is an advisory vote on the frequency of advisory votes on the compensation of our Named Executive Officers. In Item 5, the Company’s stockholders are being asked to cast a non-binding advisory vote with respect to the compensation of our Named Executive Officers. This advisory vote is typically referred to as a “say-on-pay” vote. In this Item 6, the Board of Directors is also asking the Company’s stockholders to cast a non-binding advisory vote on how frequently the Company should hold say-on-pay votes in the future. Stockholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote.

Our Board of Directors believes that stockholders should have the opportunity to vote on the compensation of our Named Executive Officers once every three years, consistent with our long-term approach to executive compensation. While the Compensation Committee regularly reviews our compensation program and compensation of our Named Executive Officers with an in-depth review on an annual basis, our programs and policies are designed to enhance long-term growth and performance, and incentivize our employees on a long-term basis. The Board of Directors believes that a triennial vote fosters a more long-term view of compensation and provides members of the Compensation Committee and the Board of Directors a reasonable opportunity to consider the results of the advisory vote, engage with our stockholders to better understand their views about our compensation program, and respond in a more effective manner.

Our stockholders are able to provide input to the Board of Directors on an annual or more frequent basis using tools other than a say-on-pay vote. Our stockholders may communicate directly with the Board of Directors or individual directors by sending letters or by speaking with directors at the annual meeting of stockholders. While more frequent votes on executive compensation will indicate whether our stockholders have concerns about our compensation programs and policies, it will not provide specific information about the views of our stockholders. The Board of Directors believes the available tools will provide more meaningful mechanisms for stockholders to share their views about our compensation programs and policies than the advisory vote.

Additionally, the Board of Directors believes that more frequent say-on-pay votes would not allow our stockholders sufficient time to either evaluate the effectiveness of our short- and long-term compensation strategies and the related performance of our business, or to evaluate any changes to the implementation of our compensation programs following prior non-binding advisory votes. The Compensation Committee generally reviews and makes adjustments to the compensation program for our Named Executive Officers during the first quarter of each year, while we typically hold the our annual meeting during the second quarter of the year. As a result, if a say-on-pay vote is held on an annual basis, any changes made as a result of the previous vote would most likely have been in place for a maximum of three months at the time of the next advisory vote, which would not provide sufficient time for stockholders to properly evaluate any changes made to our compensation program.

The Board of Directors is asking our stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, whether the stockholder non-binding advisory vote on the compensation of the Company’s named executive officers listed in the annual proxy statement should occur every [one year] [two years] [three years].”

Generally, the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to approve matters presented to the stockholders. However, because the vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of the proposal. Although your advisory vote on the frequency of the stockholder vote on the compensation of our Named Executive Officers is not binding on the Company, the Board of Directors values the views of stockholders. The Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board of Directors may decide it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ONCE EVERY THREE YEARS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis is intended to provide you with an explanation of our current compensation program, focused on the compensation of our Chairman and Chief Executive Officer and our four other most highly compensated executive officers (whose compensation exceeded $100,000 during the last fiscal year). Throughout this discussion, these executives are referred to as the “Named Executive Officers”. This discussion should be read in conjunction with the other compensation information and information regarding our Compensation Committee contained elsewhere in this Proxy Statement.

Executive Summary

The following are the key compensation decisions we made in 2010:

•	At the request of our Chief Executive Officer, base salary for our most senior executive officers was held constant in 2009. In 2010, we increased the base salaries of our Named Executive Officers in a modest amount of 4%.

•	Cash bonuses to our Named Executive Officers as a percentage of Base Salary remained constant in 2009 and 2010.

•	In 2010, we adopted a policy that cash bonus awards to our Named Executive Officers would be performance-based (in prior years we had utilized discretionary cash bonuses) and we established performance goals for the payment of cash performance awards to our Named Executive Officers for 2010.

•	We historically have made stock award grants to our Named Executive Officers under our equity plans. We did not make annual grants of stock awards to our Named Executive Officers (other than Josh Drake) in 2009 or 2010. We consider stock awards to be an important component of the overall compensation package provided to our Named Executive Officer and contemplate that we will make future grants.

•	Four of our Named Executive Officers have provided service to the Company for in excess of 20 years. In recognition of their prior service and to provide continued incentives to retain their services, we entered into Supplemental Executive Retirement Program agreements (“SERPs”) for the benefit of these four Named Executive Officers. The SERPs are structured so that full payment benefits vest over periods ranging from 3-5 years, which provide an additional retention incentive for our four most senior Named Executive Officers. In addition, we entered into post-termination consulting agreements with our Chief Executive Officer and Chief Operating Officer. These agreements were considered to be of substantial benefit to the Company, ensuring their continued service and expertise during the transition to new management upon their retirement or other departure.

Compensation Philosophy and Program Objectives

We believe that compensation of our executive and other officers should be directly and materially linked to our operating performance. We believe that the performance of individual officers is best viewed through the impact of their performance on our performance as reflected by achievement of annual performance targets that we consider to be drivers of long-term stockholder value. As a result, for Named Executive Officers, our compensation programs focus on the performance of the Company, rather than individual performance. Our executives with the most senior leadership positions within our organization have the greatest ability to influence our performance. Both the annual and long-term incentive awards as a percentage of total compensation for these executives are greater than that of our other employees.

The fundamental objectives of our compensation program are to attract, retain and motivate top quality executive and other officers through compensation and incentives which are competitive with the market and industry in which we compete for talent and which align the interests of our officers and senior management with the interests of our stockholders. We seek to promote service longevity and to provide our executives with long-term wealth accumulation opportunities, assuming that we are able to maintain a high-level of financial and stock performance. We strive to deliver a market-competitive level of fixed compensation, with the opportunity for above market compensation when the Company exceeds our performance objectives.

Overall, we have designed our compensation program to:

•	reward performance, with variable pay constituting a meaningful portion of total compensation;

•	support the attainment of our long- and short-term strategic and financial objectives;

•	align executive’s interests with our stockholders;

•	reward executives for continuous improvement in earnings and growth in stockholder value;

•	be competitive with our peer companies; and

•	promote and reward longevity of service.

Overview of Executive Compensation Determinations

In setting compensation for our Named Executive Officers, the Compensation Committee reviews our performance over the prior three years, focusing in particular on our revenue and EBITDA growth in relation to performance targets established for the year, each Named Executive Officer’s individual circumstances, including cash and equity-based compensation paid to each Named Executive Officer in the past three years and prior periods, as well as the accumulated value of all cash and equity-based compensation awarded to each Named Executive Officer. The Compensation Committee also conducts discussions with our Chief Executive Officer regarding the performance of our other Named Executive Officers, and meets in executive sessions to discuss the performance of the Chief Executive Officer. Those discussions, together with the Compensation Committee’s review of each Named Executive Officer’s historical compensation and accumulated long-term incentive pay, allow the Compensation Committee to make compensation decisions in light of each Named Executive Officer’s achievement and other circumstances.

Compensation Decision Making Process

The Compensation Committee oversees our executive compensation and benefit plans and practices, while establishing management compensation policies and procedures to be reflected in the compensation program offered to our executive officers. The Compensation Committee operates under the written charter approved by the entire Board of Directors, a copy of which is available at http://www.vcaantech.com. When necessary, the Compensation Committee recommends amendments to its charter to the Board of Directors for approval.

In addition, the Compensation Committee has established a Section 162(m) subcommittee, consisting of Messrs. Baumer and Chickering, each of whom meet the definition of outside director for purposes of Section 162(m) of the Code. The Section 162(m) subcommittee (i) grants equity awards to the Named Executive Officers pursuant to the terms of the VCA Antech, Inc. 2006 Equity Incentive Plan, (ii) grants performance awards consisting of equity and/or cash to the Named Executive Officers under the Plans, (iii) establishes the performance goals underlying the performance awards and (iv) determines whether these performance goals have been met. Mr. Reddick, who does not meet the definition of an outside director for purposes of Section 162(m) of the Code, is not a member of the 162(m) subcommittee.

The Compensation Committee has the authority to retain independent counsel or other consultants, as it deems necessary, in connection with its responsibilities at the Company’s expense. The Compensation Committee retained Mercer in 2009 to assist the Committee in establishing a relevant group of peer companies against which to assess executive and director compensation and in the design of Supplemental Executive Retirement Programs for four of our Named Executive Officers. The Compensation Committee renewed Mercer’s engagement in 2011. The Compensation Committee may request that any of our directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests.

Our Chief Executive Officer is involved in the design and implementation of our executive compensation programs. He typically provides his input through consultation with the Chairman of the Compensation Committee and typically is not present at Compensation Committee meetings. Our Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee) and presents his conclusions and recommendations regarding base salary and incentive award amounts for each executive officer (other than the Chief Executive Officer) to the Compensation Committee for its consideration. The Compensation Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations.

Compensation Program Elements

Our compensation program consists of the following principal elements:

•	annual base salary;

•	annual cash bonus;

•	equity compensation;

•	perquisites and other executive benefits; and

•	retirement, termination and other separation of service benefits.

Base Salary

Our employees are paid a fixed base salary based on the responsibilities of their positions, the skills and experience required for the job, business performance, labor market conditions and by reference to market median salary levels. Our Named Executive Officers’ salaries are reviewed annually and salary increases typically take effect in July of each year, unless business circumstances require otherwise.

Annual Cash Bonuses

Our annual cash performance awards and bonuses are intended to reward our Named Executive Officers for performance over our fiscal year. They also align our Named Executive Officers’ interests with those of our stockholders and help us attract, motivate and retain executives. Historically, annual cash performance awards have been tied to achieving pre-established objective performance goals established pursuant to the VCA Antech, Inc. 2007 Cash Incentive Plan. Under this plan, each participant is eligible to receive a predetermined maximum annual award if the maximum objective performance levels have been satisfied. Lower awards are set for target performance and minimum threshold performance. Furthermore, under this plan, the 162(m) subcommittee may reduce the amount of awards in its sole discretion.

The performance measure we have generally used is Adjusted EBITDA, which is the principal financial metric used by management in managing our business. Each year we set our financial measures, targets and bonus payout schedules with reference to achieving pre-set levels of desired financial performance, and with consideration given to our annual and long-term financial plan, macroeconomic conditions and our goal to provide to our Named Executive Officers a competitive compensation package. Actual payments are typically made in cash to all participants within three months after the end of our fiscal year, based on the degree to which the objectives have been achieved, as certified and approved by the 162(m) subcommittee of our Compensation Committee.

Equity Compensation

The Company’s equity compensation is an important element of our overall compensation program, and is designed to reward participants the way stockholders are rewarded: through growth in the value of our common stock. At the end of fiscal 2010, approximately 166 employees held equity awards under the Company’s equity plans. The purpose of the grants is to align employees’ interests with the interests of our stockholders, reward employees for enhancing stockholder value, encourage retention and provide a means to increase ownership of our common stock. We also grant equity awards on a selective basis as part of new hire agreements, to encourage retention or to reward extraordinary results.

The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to Named Executive Officers and the overall goals of the compensation program described herein. We do not have, nor do we intend to have, a program, plan or practice to select the grant dates of equity awards for Named Executive Officers in coordination with the release of material non-public information. Although there is no specified grant date for equity awards, the Compensation Committee has adopted a policy pursuant to which it will, at a regularly scheduled Compensation Committee meeting, set in advance of the meeting date, consider the grant of equity awards to the Named Executive Officers. The Compensation Committee adopted this policy to mitigate against the perception that grant dates are set to achieve benefits for the Named Executive Officers.

Our 162(m) subcommittee last granted equity performance awards to our Named Executive Officers in fiscal year 2008. Equity performance awards granted to Named Executive Officers are tied to achieving pre-established objective performance goals established pursuant to the VCA Antech, Inc. 2006 Equity Incentive Plan. Under this plan, each participant is eligible to receive a predetermined maximum annual award if the maximum objective performance levels have been satisfied. Lower awards are set for target performance and minimum threshold performance.

The purpose of the equity performance awards is to reward our Named Executive Officers for performance over our fiscal year, align our Named Executive Officers’ interests with those of our stockholders and help us attract, motivate and retain executives by ensuring that our compensation programs are competitive with our peer companies. Therefore, although our 162(m) subcommittee has not adopted a practice of annual grants, its goal is that, on average over any three year period, the equity performance awards granted to our Named Executive Officers be reasonably comparable to the aggregate equity performance awards granted by our peer companies to their named executive officers over the same period.

Perquisites and Other Executive Benefits

In order to better enable us to attract and retain highly skilled executive and other officers and to round out a competitive compensation package for our executive and other officers, we provide our executive and other officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy and objectives. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

The Named Executive Officers, among other things, are provided use of automobiles and are reimbursed for their out-of-pocket medical expenses.

Supplemental Executive Retirement Programs

In 2010, we entered into SERPs with our four most senior Named Executive Officers in recognition of their more than 20 years of service to the Company and to provide continued incentives to retain their services. Previously, the Company had not provided any deferred compensation or other retirement benefit for the applicable Named Executive Officers, other than continuation of medical coverage. The SERPs are structured so that full payment benefits vest over periods ranging from 3-5 years, which provide an additional retention incentive for our four most senior Named Executive Officers. Details of the SERP benefits and the amounts accrued by each applicable Named Executive Officer are found under the heading “Pension Benefits” on page 42 of this Proxy Statement.

Post-Termination Consulting Agreements

In 2010, we entered into agreements with our Chief Executive Officer and Chief Operating Officer for the provision of consulting services following the termination of their service to the Company. Each of the Chief Executive Officer and the Chief Operating Officer have been employed by the Company since it was founded. These agreements are intended to effect a smooth and orderly transition of the duties and leadership to their successors, to allow the Company to take advantage of their special knowledge of the industry, the Company and our customers and to protect trade secret information obtained by the officers during the course of their employment during the term of their consulting agreements and thereafter. Each agreement was reviewed and approved by the Compensation Committee and subsequently by the full Board of Directors. Details of the consulting agreements are described under “Potential Payments Upon Termination or Change in Control — Post-Termination Consulting Agreement” on page 43 of this Proxy Statement.

Termination and Change in Control Payments

We have entered into employment agreements with three of our Named Executive Officers and into a severance agreement with another Named Executive Officer. These employment agreements and the severance agreement, which are designed to promote stability and continuity of senior management, provide for termination and Change in Control payments. We also have entered into post-retirement medical benefits coverage agreements with our four senior Named Executive Officers as recognition of each officer’s extended service to the Company. A summary of these severance payments and post-termination benefits is set forth under the heading “Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Payment Upon Termination and Change in Control” on page 43 of this Proxy Statement.

Determination of Fiscal Year 2010 Compensation

Base Salaries

In 2010, the Compensation Committee adjusted the Base Salaries for the Named Executive Officers for the first time since 2008.

We typically review and adjust Base Salaries effective on July 1 of each year. Base Salaries for fiscal 2010 for the Named Executive Officers were as follows:

Named Executive Officer	7/1/2009 Base Salary	Increase	7/1/2010 Base Salary

Robert L. Antin	$892,320	$35,693	$928,013
Arthur J. Antin	$567,840	$22,714	$590,554
Neil Tauber	$383,968	$15,359	$399,327
Tomas W. Fuller	$383,968	$15,359	$399,327
Josh Drake	$325,000	$13,000	$338,000

Increases in base salary for each of the Named Executive Officers in 2010 were limited to 4%, the targeted increase in base salary for the Company’s employee base as a whole for 2010.

Annual Cash Bonuses

The 162(m) subcommittee of the Compensation Committee selected Consolidated Adjusted EBITDA (as defined in that certain Credit and Guaranty Agreement, by and among Vicar Operating, Inc., the Company, certain subsidiaries of Vicar Operating, Inc., as guarantors, various lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, issuing bank and swing line lender, Bank of America, N.A., as syndication agent, and JP Morgan Chase Bank, N.A., U.S. Bank, N.A., and Union Bank, N.A., as co-documentation agents) as the performance goal against which 2010 bonuses would be earned by our Named Executive Officers. The 162(m) subcommittee used Consolidated Adjusted EBITDA because it excludes the effect of significant items that we believe are not representative of our core operations for the period presented.

The performance awards (expressed as a percentage of Base Salary) attainable upon achievement of the performance goals were as follows:

Performance Goals
Expressed as	Basic	Low	Target	High
Consolidated	Performance	Performance	Performance	Performance
Adjusted EBITDA	Goal	Goal	Goal	Goal

Robert L. Antin	50%	100%	125%	175%

Arthur J. Antin	45%	90%	100%	120%

Tomas W. Fuller	35%	70%	75%	85%

Neil Tauber	35%	70%	75%	85%

Josh Drake	30%	33%	45%	50%

The performance goals established resulted in Consolidated Adjusted EBITDA targets for fiscal 2010 as follows: Basic Performance Goal — $244.9 million; Low Performance Goal — $259.9 million; Target Performance Goal — $269.9 million; and High Performance Goal — $279.9 million.

In March 2011, the 162(m) subcommittee certified that the Company had satisfied the “Low Performance Goal”. As a result, each Named Executive Officers earned the following cash performance award:

Named Executive Officer	Cash Performance Award Earned

Robert L. Antin	$928,013

Arthur J. Antin	$531,498

Neil Tauber	$279,529

Tomas W. Fuller	$279,529

Josh Drake	$111,811

The 162(m) subcommittee believed that the performance required to earn an award at the “Low Performance Goal” level was reasonably attainable, but that the performance required to earn an award at the “Target Performance Goal” and “High Performance Goal” levels was more challenging.

In addition to the annual cash performance awards discussed above, in March 2011, the Compensation Committee awarded Josh Drake a discretionary cash bonus for services rendered in fiscal 2010, resulting in an aggregate bonus of $135,000 for the year. The principal factors we took into account in making this award were the Company’s performance, the total compensation earned by Mr. Drake for fiscal 2010 and his performance in the discharge of his duties.

2010 Long-Term Incentives

On September 17, 2010, the Compensation Committee made a restricted stock award to Josh Drake under the VCA Antech, Inc. 2006 Equity Incentive Plan. This restricted stock award is reflected in “Executive Compensation — Grants of Plan-Based Awards in Fiscal 2010” on page 40 of this Proxy Statement. We did not make any equity awards to the other Named Executive Officers in fiscal 2010.

Additional Compensation Matters

Market Analysis

In establishing annual compensation for our Named Executive Officers, we take into account compensation levels at similarly situated companies for similar positions, referred to as benchmarking, in establishing base salaries, annual cash performance awards and/or cash bonuses and equity awards for our Named Executive Officers. We use benchmarking as a point of reference for measurement, and the Compensation Committee has discretion in determining how much weight to place on the benchmarking analysis. Benchmarking helps the Compensation Committee assess whether the individual pay components and total compensation of our Named Executive Officers are appropriate when compared to industry standards. However, the Compensation Committee does not target or set the individual pay components or total compensation of our Named Executive Officers to specific benchmark percentiles. Consequently, Named Executive Officer’s individual pay components and total compensation may be below, at or above the median of the compensation levels at similarly situated companies for similar situated positions.

In 2009, the Compensation Committee engaged Mercer as its compensation consultant. Among other things, Mercer assisted the Compensation Committee in updating the Company’s comparison group of companies. For 2010, the Company’s comparison group of companies, which we refer to as the “Comparison Group ,” consisted of: (i) Beckman Coulter, Inc., (ii) C. R. Bard, Inc., (iii) Chipotle Mexican Grill, Inc., (iv) Guess?, Inc., (v) HealthSouth Corporation, (vi) Hologic, Inc., (vii) Idexx Laboratories, Inc., (viii) Lincare Holdings Inc., (ix) Magellan Health Services, Inc., (x) Mednax, Inc., (xi) PetSmart, Inc., and (xii) Tiffany & Co. The comparison group for 2010 is unchanged from the 2009 comparison group. We believe that this Comparison Group is representative of companies within our industry, companies of similar size and complexity to us or companies within our geographic proximity with whom we compete for talented employees. The information gathered from this Comparison Group included base salary, annual cash performance awards and/or cash bonuses and equity awards.

We do not intend to engage a compensation consultant each year, and did not do so in 2010. We recently have engaged Mercer to advise us with respect to compensation matters for 2011.

In addition to benchmarking, the Compensation Committee reviews the Named Executive Officer’s historical compensation, the Named Executive Officer’s compensation in relation to other officers and corporate performance. The Compensation Committee also takes into account internal equity considerations in making its executive compensation decisions.

Adjustment or Recovery of Awards

We have not created a policy to recover any incentive payments if the relevant performance measures and financial targets on which they were based are restated or otherwise adjusted in a manner that would reduce the size of a payment already made. We would review such a situation, if and when it arose.

However, under Section 304 of the Sarbanes-Oxley Act, if we were required to restate our financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer could be required to reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the twelve months following the first public issuance or filing with the SEC of the non-complying document and (2) any profits realized from the sale of securities of the Company during those twelve months.

Stock Ownership

Although the Company has not formally adopted stock ownership guidelines, each Named Executive Officer holds a substantial amount of shares of our common stock, including shares of restricted stock, and vested in-the-money options. See Outstanding Equity Awards at Fiscal Year-End Table and the Principal Stockholders Table on pages 41 and 62 of this Proxy Statement, respectively.

Tax Implications

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Company may not deduct non-performance based compensation of more than $1,000,000 that is paid to certain executive officers. However, in order to maintain flexibility in compensating our Named Executive Officers in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible. All compensation paid to the Named Executive Officers for fiscal year 2010 will be fully deductible.

Summary Compensation Table

The following table sets forth all compensation paid or earned by Named Executive Officers for services rendered to us for the years ended December 31, 2010, 2009, and 2008.

							Change in
							Pension Value
						Non-Equity	and Nonqualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
			(1)	(2)	(2)	(3)	(4)	(5)
		($)	($)	($)	($)	($)	($)	($)	($)

Robert L. Antin,	2010	$910,167	$--	$--	$--	$928,013	$3,340,973	$87,161	$5,266,314
Chairman of the Board,	2009	$892,320	$892,320	$--	$--	$--	$--	$77,289	$1,861,929
Chief Executive Officer	2008	$867,951	$892,321	$1,745,125(6)	$1,140,750	$--	$--	$79,757	$4,725,904
and President
Arthur J. Antin,	2010	$579,197	$--	$--	$--	$531,498	$2,365,317	$59,797	$3,535,809
Chief Operating	2009	$567,840	$511,056	$--	$--	$--	$--	$76,689	$1,155,585
Officer and Senior Vice President	2008	$552,332	$511,059	$1,062,250(6)	$643,500	$--	$--	$80,319	$2,849,460
Neil Tauber,	2010	$391,648	$--	$--	$--	$279,529	$223,898	$65,548	$960,623
Senior Vice	2009	$383,968	$268,778	$--	$--	$--	$--	$84,571	$737,317
President of Development	2008	$375,981	$268,777	$750,000(6)	$585,000	$--	$--	$91,101	$2,070,859
Tomas W. Fuller,	2010	$391,648	$--	$--	$--	$279,529	$187,339	$26,032	$884,548
Chief Financial Officer,	2009	$383,968	$268,777	$--	$--	$--	$--	$42,617	$695,362
Vice President and Secretary	2008	$373,482	$268,777	$910,500(6)	$555,750	$--	$--	$34,110	$2,142,619
Josh Drake,	2010	$331,500	$23,189	$445,720	$--	$111,811	$--	$23,466	$935,686
President, Antech	2009	$325,000	$130,000	$--	$--	$--	$--	$21,638	$476,638
Diagnostics	2008	$316,923	$80,000	$600,000	$263,250	$--	$--	$17,781	$1,277,954

(1)	The bonuses paid for fiscal year 2008 to our Named Executive Officers, other than Josh Drake, were paid in fully vested restricted stock units and were valued using the common stock closing price of $22.90 on April 17, 2009, the grant date. Other than the bonuses paid for fiscal year 2008 to our Named Executive Officers, other than Josh Drake, all of the bonuses paid to the Named Executive Officers as reflected in this column were discretionary cash bonuses.

(2)	In accordance with SEC requirements, these amounts reflect the aggregate grant date fair value computed in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 related to awards to executive officers in fiscal 2008, 2009, and 2010. No estimate of forfeitures has been included in such calculations. For the assumptions used in the calculation of these amounts see Note 8 to the Company’s audited financial statements in the Company’s Annual Report for the fiscal year ended December 31, 2010.

(3)	The amounts in this column represent the cash awards paid for fiscal year 2010 to the Named Executive Officers under the VCA Antech, Inc. 2007 Cash Incentive Plan, which is discussed in further detail on pages 34 and 37 of this Proxy Statement.

(4)	The amounts in this column represent the aggregate change in the actuarial present value of each Named Executive Officer’s accumulated benefit under his SERP.

(5)	All Other Compensation for the fiscal year ended December 31, 2010, consists of the following:

	Robert L. Antin	Arthur J. Antin	Neil Tauber	Tomas W. Fuller	Josh Drake

Automobile lease, auto insurance and auto maintenance(a)	$45,956	$33,353	$32,054	$10,839	$9,725
Medical insurance premiums and reimbursements	40,005	25,244	32,294	13,993	13,741
401(k) Company contribution	1,200	1,200	1,200	1,200	—

Total	$87,161	$59,797	$65,548	$26,032	$23,466

(a)	For disclosure purposes, the annual cost of the Company leased automobile was determined based on 100% of the Annual Lease Value as provided in the Code.

(6)	These amounts reflect the grant date fair value based upon the probable outcome of the performance condition as of the grant date, excluding the effect of estimated forfeitures. The amounts reported do not reflect compensation actually received by the Named Executive Officers. If the highest level of performance were to be assumed the grant date value of the performance awards would be $2,094,150 for the award to Robert L. Antin, $1,274,700 for the award to Arthur J. Antin, $900,000 for the award to Neil Tauber and $1,092,600 for the award to Tomas W. Fuller. The grant date fair value of the shares awarded and actually earned during our 2008 fiscal year was: $1,657,869 for Robert L. Antin, $1,009,138 for Arthur J. Antin, $712,500 for Neil Tauber and $857,388 for Tomas W. Fuller.

Grants of Plan-Based Awards in Fiscal 2010

All equity grants to Named Executive Officers were made under the VCA Antech, Inc. 2006 Equity Incentive Plan. The following table sets forth certain information regarding the grant of plan-based equity awards made during the fiscal year ended December 31, 2010.

Name	Grant							All Other		Exercise
	Date							Stock		or Base	Grant Date
								Awards:		Price of	Fair Value
								Number of	All Other	Option	of 2010
								Shares of	Option	Awards	Equity
								Stock or	Awards:		Awards
		Estimated Future Payouts Under			Estimated Future Payouts Under			Units	Number of		(2)
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			(1)	Securities
		Threshold	Target	Maximum	Threshold	Target	Maximum		Underlying
Options
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)

Robert L. Antin	--	--	--	--	--	--	--	--	--	--	--
Arthur J. Antin	--	--	--	--	--	--	--	--	--	--	--
Neil Tauber	--	--	--	--	--	--	--	--	--	--	--
Tomas W. Fuller	--	--	--	--	--	--	--	--	--	--	--
Josh Drake	9/17/10	--	--	--	--	--	--	22,000	--	--	$445,720

(1)	This restricted stock award will vest in four installments: 25% (rounded up to the nearest whole share) on September 17, 2011; 25% (rounded up to the nearest whole share) on September 17, 2012; 25% (rounded up to the nearest whole share) on September 17, 2013; and the remainder on September 17, 2014.

(2)	The amount shown in this column represents the grant date fair value in accordance with FASB ASC Topic 718 of the restricted stock award granted to Josh Drake for fiscal year 2010, assuming vesting in full. Grant date fair value is calculated using the common stock closing price on the grant date of $20.26.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of securities underlying outstanding plan awards for each Named Executive Officer as of December 31, 2010.

		Option Awards				Stock Awards
							Number		Market
							of Shares		Value of
		Number of					or Units		Shares or
		Securities					of Stock		Units of
		Underlying		Option	Option		That		Stock That
	Grant	Unexercised		Exercise	Expiration	Grant	Have Not		Have Not
Name	Date	Options		Price	Date	Date	Vested		Vested
		(#)	(#)(1)
		Exercisable	Un-exercisable	($)			(#)		($)
Robert L. Antin	12/18/2002	290,000	--	$7.00	12/17/2012	1/05/2007	11,250	(2)	262,013
	10/28/2008	64,994	130,006	$17.04	10/28/2013	3/13/2008	40,969	(3)	954,168
Arthur J. Antin	12/18/2002	230,000	--	$7.00	12/17/2012	1/05/2007	7,500	(2)	174,675
	10/28/2008	36,663	73,337	$17.04	10/28/2013	3/13/2008	24,930	(3)	580,620
Neil Tauber	10/28/2008	33,330	66,670	$17.04	10/28/2013	1/05/2007	7,500	(2)	174,675
	--	--	--	--	--	3/18/2008	17,812	(3)	414,841
Tomas W. Fuller	12/18/2002	170,000	--	$7.00	12/17/2012	1/05/2007	7,500	(2)	174,675
	10/28/2008	31,664	63,336	$17.04	10/28/2013	3/13/2008	21,375	(3)	497,823
Josh Drake	10/21/2005	80,000	--	$23.68	10/31/2012	1/05/2007	3,000	(4)	69,870
	10/28/2008	14,999	30,001	$17.04	10/28/2013	3/18/2008	15,000	(5)	349,350
	--	--	--	--	--	9/17/2010	22,000	(6)	512,380

(1)	One-half of these options vested on February 20, 2011. The remaining portion of these options will vest on February 20, 2012.

(2)	Reflects shares of restricted stock granted to the Named Executive Officer in fiscal 2007, which vested on January 5, 2011.

(3)	Reflects shares of restricted stock earned under the performance-based award granted to the Named Executive Officer in fiscal 2008. Two-thirds of the shares of restricted stock reflected on the table (rounded up to the nearest whole share) vested on March 13, 2011. The remaining portion of the shares of restricted stock reflected on the table will vest on March 13, 2012.

(4)	Reflects shares of restricted stock granted to the Named Executive Officer in fiscal 2007, which vested on January 5, 2011.

(5)	Reflects shares of restricted stock granted to the Named Executive Officer in fiscal 2008. Two-thirds of the shares of restricted stock reflected on the table (rounded up to the nearest whole share) vested on March 13, 2011. The remaining portion of the shares of restricted stock reflected on the table will vest on March 13, 2012.

(6)	This restricted stock award will vest in four installments: 25% (rounded up to the nearest whole share) on September 17, 2011; 25% (rounded up to the nearest whole share) on September 17, 2012; 25% (rounded up to the nearest whole share) on September 17, 2013; and the remainder on September 17, 2014.

Options Exercised and Stock Vested

The following table sets forth information regarding the stock option awards that were exercised by each of our Named Executive Officers and restricted stock awards that vested during the fiscal year ended December 31, 2010.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized	Acquired	Value Realized on
Name	on Exercise	on Exercise	on Vesting	Vesting
	(#)	($)(1)	(#)	($)(2)

Robert L. Antin	225,000	$436,500	36,156	$896,712
Arthur J. Antin	220,690	$1,256,955	23,320	$577,471
Neil Tauber	175,000	$339,500	20,938	$515,682
Tomas W. Fuller	--	--	22,125	$546,473
Josh Drake	--	--	11,000	$283,240

(1)	The dollar amount represents the difference between the aggregate market price of the shares of common stock underlying the options at exercise and the aggregate exercise price of the options.

(2)	The dollar amount represents the aggregate market price of the shares of common stock on the vesting date.

Summary of Equity Compensation Plan

The following table sets forth information concerning all equity compensation plans and individual compensation arrangements in effect during the fiscal year ended December 31, 2010.

	Number of Securities to Be	Weighted Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans

Equity Compensation Plans Approved by Security Holders	3,307,038	$16.41	4,561,931
Equity Compensation Plans Not Approved By Security Holders	--	--	--

Total	3,307,038	$16.41	4,561,931

Pension Benefits

The table below reflects benefits accrued under the SERP for each of Robert L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller as of December 31, 2010.

		Number of Years of	Present Value of	Payments During
Name	Name of Plan	Credited Service	Accumulated Benefit	Last Year
		(#)(1)	($)(2)	($)

Robert L. Antin	SERP for Robert L. Antin	4	$3,340,973	$0
Arthur J. Antin	SERP for Arthur J. Antin	4	$2,365,317	$0
Neil Tauber	SERP for Neil Tauber	1	$223,898	$0
Tomas W. Fuller	SERP for Tomas W. Fuller	1	$187,339	$0
Josh Drake	--	--	--	--

(1)	For purposes of calculating the present value of the accumulated benefit for the SERP Beneficiaries (as defined below), Mr. R. Antin and Mr. A. Antin were credited service through December 31, 2012 and Mr. Tauber and Mr. Fuller were credited service through December 31, 2010.

(2)	For purposes of calculating the present value of the accumulated benefit for the SERP Beneficiaries, we used “Final Salary” for Mr. R. Antin as of December 31, 2015 (assuming increases in annual base compensation of 4% per year), for Mr. A. Antin as of December 31, 2014 (assuming increases in annual base compensation of 4% per year), and for Messrs. Tauber and Fuller as of December 31, 2010.

On June 30, 2010, the Company executed a SERP agreement with each of the following Named Executive Officers of the Company: Robert L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller (each, a “SERP Beneficiary”). Pursuant to each SERP agreement, each SERP Beneficiary will be entitled to monthly benefit payments when he reaches a specified age identified in the chart below (the “Benefit Commencement Date”). The annual amount of the benefit payments to each SERP Beneficiary will be equal to the vested percentage, up to a maximum of 50%, of Final Salary as of the date his employment terminates. “Final Salary” is equal to the greater of (i) annual base compensation paid in cash pursuant to the SERP Beneficiary’s employment agreement or other employment arrangement with the Company immediately prior to the Benefit Commencement Date, or (ii) the average annual base compensation paid in cash pursuant to the SERP Beneficiary’s employment agreement for the three highest years during the ten year period ending on

December 31st immediately preceding the Benefit Commencement Date. The vested percentage on the date each SERP Beneficiary’s employment terminates is as follows:

		Vested
		Percentage	Vested	Vested	Vested	Vested	Vested
	Benefit	on Effective	Percentage on	Percentage on	Percentage on	Percentage on	Percentage on
	Commencement	Date of	December 31,	December 31,	December 31,	December 31,	December 31,
SERP Beneficiary	Date(1)	SERP	2010	2011	2012	2013	2014

Robert L. Antin	Age 66	20%	30%	40%	50%	--	--
Arthur J. Antin	Age 67	20%	30%	40%	50%	--	--
Neil Tauber	Age 66	--	10%	20%	30%	40%	50%
Tomas W. Fuller	Age 62	--	10%	20%	30%	40%	50%

(1)	The Benefit Commencement Date is the first day of the calendar month following the month during which the SERP Beneficiary attains the age set forth in this column.

The payments to which each SERP Beneficiary is entitled will extend for 12 years following the Benefit Commencement Date. None of the SERP Beneficiaries are eligible for early retirement under the SERP, because none of the SERP Beneficiaries have reached the age that would trigger the Benefit Commencement Date. For further discussion regarding each SERP agreement, see “Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Post-Termination Consulting Agreements; SERP Agreements; Payments Upon Termination and Change in Control” on page 43 of this Proxy Statement.

Employment Agreements; Post-Retirement Medical Benefits Coverage Agreements; Post-Termination Consulting Agreements; SERP Agreements; Payments Upon Termination and Change in Control

We have employment agreements with Robert L. Antin, Arthur J. Antin and Tomas W. Fuller, and a severance agreement with Neil Tauber. Each of these agreements provide for certain payments upon termination or Change in Control. For purposes of this Proxy Statement, a “Change in Control” shall be deemed to have occurred if (a) there shall be consummated (x) any consolidation or merger of the Company into or with another “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of Exchange Act) pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the persons who were stockholders of the Company immediately prior to the consummation of such consolidation or merger are the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act), immediately following the consummation of such consolidation or merger, of 62.5% or more of the combined voting power of the then outstanding voting securities of the person surviving or resulting from such consolidation or merger, or (y) any sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (c) any person shall become the beneficial owner of 25% or more of the Company’s outstanding common stock, or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

In addition, we have post-retirement medical benefits coverage agreements, post-termination consulting agreements and SERP agreements with certain of our Named Executive Officers, as follows:

Robert L. Antin

Employment Agreement

Mr. R. Antin’s employment agreement, dated as of November 27, 2001, as amended, provides for Mr. R. Antin to serve as our Chairman of the Board, Chief Executive Officer and President for a term of five years from any given date, such that there shall always be a minimum of at least five years remaining under his employment agreement.

The employment agreement provides for Mr. R. Antin to receive an annual base salary of $520,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the Compensation Committee. Mr. R. Antin also is entitled to specified perquisites.

If Mr. R. Antin’s employment is terminated due to his death, the employment agreement provides that we will pay Mr. R. Antin’s estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination (other than performance-based equity awards) and continue to provide family medical benefits. If Mr. R. Antin’s employment is terminated due to his disability, the employment agreement provides that we will pay Mr. R. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. R. Antin), accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination (other than performance-based equity awards) and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any options that accelerate on the date of termination will remain exercisable for the full term.

If Mr. R. Antin terminates the employment agreement for “good reason,” if we terminate the employment agreement without cause or in the event of a Change in Control, in which event the employment of Mr. R. Antin terminates automatically, we will pay Mr. R. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to five times the greater of Mr. R. Antin’s last annual bonus or the average of all bonuses paid to Mr. R. Antin under the employment agreement. In addition, we will accelerate the vesting of his equity awards and continue to provide specified benefits and perquisites. In these circumstances, Mr. R. Antin may exercise his options, which are accelerated on the date of termination, immediately upon termination and thereafter during the term of the option. For purposes hereof, “good reason” means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. R. Antin under his employment agreement, consulting agreement or SERP agreement, as applicable, or (y) the office where Mr. R. Antin is required to perform his duties to the Company is relocated to a location outside of Los Angeles County, California; provided, however, that in either case Mr. R. Antin delivered written notice to the Company within 90 days of the condition’s initial existence and the Company failed to cure the condition within 30 days.

If Mr. R. Antin terminates the employment agreement without good reason or we terminate the employment agreement for “cause,” Mr. R. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes of this paragraph, for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. R. Antin upon termination qualify as “excess parachute payments” under the Code, Mr. R. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. R. Antin is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

Post-Retirement Medical Benefits Coverage Agreement

Mr. R. Antin’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. R. Antin and his family will continue to receive medical benefits coverage from the date employment is terminated until the last to occur of Mr. R. Antin’s death, the death of Mr. R. Antin’s spouse, or the end of the year in which each of Mr. R. Antin’s children has a 25th birthday. The medical benefits coverage afforded to Mr. R. Antin and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. R. Antin and his family at any time during the five years prior to termination. Upon Mr. R. Antin’s eligibility for Medicare or a similar program, Mr. R. Antin will have the option to enroll in Medicare or such similar program. If Mr. R. Antin or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. R. Antin equal to all federal, state and local taxes incurred by Mr. R. Antin as a result thereof.

Post-Termination Consulting Agreement

Mr. R. Antin’s consulting agreement, dated as of June 28, 2010, provides that Mr. R. Antin will provide business consulting and advice to the Company following his full-time employment with the Company. The term of Mr. R. Antin’s consulting agreement commences on the date of Mr. R. Antin’s voluntary termination, i.e., resignation as Chief Executive Officer of the Company other than for good reason, following a Change in Control or resulting from Mr. R. Antin’s disability, and continues for the next five years. Mr. R. Antin will receive annual compensation equal to 100% of his Final Compensation for the first and second years of the term of his consulting agreement, and 75% of his Final Compensation during the third, fourth and fifth years of the term of his consulting agreement. “Final Compensation” is the greater of (i) Mr. R. Antin’s annual base compensation paid in cash immediately prior to Mr. R. Antin’s voluntary termination, plus the highest bonus earned by Mr. R. Antin with respect to services rendered during the four preceding full calendar years before Mr. R. Antin’s voluntary termination, or (ii) the average of Mr. R. Antin’s annual base compensation paid in cash plus any bonus earned with respect to services rendered during the two highest compensation years during the five-year period ending on December 31st immediately preceding Mr. R. Antin’s voluntary termination. During the term of his consulting agreement, Mr. R. Antin also will be entitled to insurance and welfare benefits and certain other perquisites detailed in his consulting agreement.

If the consulting agreement is terminated as a result of his death or disability, or by the Company without cause, by Mr. R. Antin for good reason, or upon a Change in Control, Mr. R. Antin will be entitled to the amount he would have earned over the remaining term of his consulting agreement. In addition, in such event, vesting will accelerate on all outstanding stock options and other equity awards held by Mr. R. Antin (except that in the case of Mr. R. Antin’s death or disability only those awards that would otherwise have vested and become exercisable during the 24 months immediately following the date of his death or disability, respectively, will accelerate). If any of the payments or benefits due Mr. R. Antin under his consulting agreement or any other plan, agreement or arrangement qualify as “excess parachute payments” under the Code, Mr. R. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

If Mr. R. Antin terminates his consulting agreement without “good reason” or the Company terminates his consulting agreement with “cause”, Mr. R. Antin would not be entitled to any payments under his consulting agreement.

SERP Agreement

Mr. R. Antin’s SERP agreement, dated as of June 28, 2010, provides that Mr. R. Antin will be entitled to monthly benefit payments when he reaches the age of 66 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. R. Antin is entitled to 144 monthly payments in an amount equal to 1/12th of the applicable vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. R. Antin for good reason, or Mr. R. Antin’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. R. Antin dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. R. Antin must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. R. Antin must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. R. Antin’s SERP agreement, see “Executive Compensation — Pension Benefits” on page 42 of this Proxy Statement.

The following table describes the potential payments to Mr. Robert L. Antin upon termination or Change in Control.

					By
Payments &				By Officer	Company	By
Benefits Upon			By Officer	Without	Without	Company	Change in
Termination (1)	Death	Disability	for Cause	Cause	Cause	for Cause	Control

Accrued & Unpaid Salary (2)	$17,846	$17,846	$17,846	$17,846	$17,846	$17,846	$17,846
Cash Severance (3)	4,640,065	4,638,065	9,280,130	--	9,280,130	--	9,280,130
Acceleration of Equity Awards (4)	2,028,719	2,028,719	2,028,719	--	2,028,719	--	2,028,719
Automobile	--	266,634	266,634	--	266,634	--	266,634
Club Membership	--	154,296	154,296	--	154,296	--	154,296
Group Life and Other Company Insurance Plans (5)	1,384	3,555	3,555	--	3,555	--	3,555
Post-Retirement Medical Benefits (6)	1,103,734	1,103,734	1,103,734	1,103,734	1,103,734	1,103,734	1,103,734
Consulting Agreement Payments (7)	--	--	--	8,600,261(8)	--	--	--
SERP Agreement	6,774,418	6,774,418	6,774,418	--	6,774,418	--	6,774,418
Excise Tax / Gross-Up (9)	--	--	--	--	--	--	4,537,551

Total	$14,566,166	$14,987,267	$19,629,332	$9,721,841	$19,629,332	$1,121,580	$24,166,883

(1)	Upon the termination of Mr. R. Antin’s employment or a Change in Control, Mr. R. Antin will receive a lump-sum payment consisting of (a) accrued and unpaid salary, (b) accrued and unpaid vacation, (c) cash severance and (d) an additional amount to cover the tax consequences associated with “excess parachute payments” under the Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a five-year period. For example, during such five-year period, Mr. R. Antin will receive an average annual payment of $53,327 towards the cost of an automobile.

(2)	Reflects Mr. R. Antin’s accrued and unpaid salary as of December 31, 2010.

(3)	For purposes of calculating the cash severance payable to Mr. R. Antin, we used his annual base salary as of December 31, 2010 $928,013, and the last annual cash bonus paid to Mr. R. Antin ($928,013).

(4)	As of December 31, 2010, 130,006 stock options and 52,219 shares of restricted stock held by Mr. R. Antin were unvested. Amounts do not include the value of 38,966 shares of fully vested restricted stock granted in 2009 as payment in lieu of 2008 cash bonuses that is deemed settled upon the first to occur of the following: May 1, 2012, the date of the senior executive’s separation from service, death or disability, or the date of a Change in Control.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. R. Antin.

(6)	Consists of payment of medical and dental insurance premiums for Mr. R. Antin, including approximately $16,085 per year for executive medical excess claims insurance coverage. The average annual premium expense for executive medical excess claims insurance was calculated by dividing the sum of the premium expenses for executive medical excess claims insurance paid by the Company on behalf of Mr. R. Antin for the last five fiscal years (2006-2010) by five. In accordance with the terms of the executive medical excess claims insurance plan maintained by the Company, Mr. R. Antin is entitled to a maximum annual reimbursement for out-of-pocket medical expenses of $212,000. If Mr. R. Antin was reimbursed the maximum amount per year during the period during which he is entitled to such benefits (assuming a life expectancy of 24 years as of December 31, 2010), we estimate that the amount set forth in the “Post-Retirement Medical Benefits” row would increase by $4,701,950.

(7)	Amount represents the total compensation payable to Mr. R. Antin under his consulting agreement for consulting services to be rendered by him during the five year term thereof. The compensation payable to Mr. R. Antin under his consulting agreement will be paid in substantially equal periodic installments, in accordance with the Company’s payroll practices for senior executives, equal in the aggregate to the percentage of his Final Compensation payable during the applicable year of his consulting agreement. If Mr. R Antin terminates his employment agreement without “good reason” and immediately thereafter, his consulting agreement is terminated as a result of his death or disability, or by the Company without cause, by Mr. R. Antin for good reason, or upon a Change in Control, Mr. R. Antin would be entitled to a lump sum payment equal to the total compensation payable to him under his consulting agreement (approximately $7,806,357).

(8)	Amount represents $7,806,357 in consulting compensation, $164,967 for medical insurance premiums, $253,937 for automobile benefits and $375,000 for office space (which represents a maximum office space benefit of $75,000 per year) during the term of the consulting agreement.

(9)	If the receipt by Mr. R. Antin of the post-retirement medical benefits coverage described in footnote 6 above is treated as an “excess parachute payment,” we estimate that the amount set forth in the “Excise Tax/Gross-Up” row would increase by $503,801.

Arthur J. Antin

Employment Agreement

Mr. A. Antin’s employment agreement, dated as of November 27, 2001, as amended, provides for Mr. A. Antin to serve as our Chief Operating Officer, Senior Vice President and Secretary for a term equal to three years from any given date, such that there shall always be a minimum of at least three years remaining under his employment agreement. (Mr. A. Antin no longer serves as the Company’s Secretary.) The employment agreement provides for Mr. A. Antin to receive an annual base salary of $416,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee. Mr. A. Antin also is entitled to specified perquisites.

If Mr. A. Antin’s employment is terminated due to his death, the employment agreement provides that we will pay Mr. A. Antin’s estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination (other than performance-based equity awards) and continue to provide family medical benefits. If Mr. A. Antin’s employment is terminated due to his disability, the employment agreement provides that we will pay Mr. A. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. A. Antin), accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination (other than performance-based equity awards) and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any option that is accelerated on the date of termination will remain exercisable for the full term.

If Mr. A. Antin terminates the employment agreement for “good reason,” if we terminate the employment agreement without “cause” or in the event of a Change in Control, in which event the employment of Mr. A. Antin terminates automatically, we will pay Mr. A. Antin his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to three times the greater of Mr. A. Antin’s last annual bonus or the average of all bonuses paid to Mr. A. Antin under the employment agreement. In addition, we will accelerate the vesting of his equity awards and continue to provide specified benefits and perquisites. In these circumstances, Mr. A. Antin may exercise his options that are accelerated on the date of termination during the full term of the option. For purposes hereof, “good reason” means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. A. Antin under his employment agreement, consulting agreement or SERP agreement, as applicable, or (y) the office where Mr. A. Antin is required to perform his duties to the Company is relocated to a location outside of Los Angeles County, California; provided, however, that in either case Mr. A. Antin delivered written notice to the Company within 90 days of the condition’s initial existence and the Company failed to cure the condition within 30 days.

If Mr. A. Antin terminates the employment agreement without good reason or we terminate the employment agreement for cause, Mr. A. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes of this paragraph, for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. A. Antin upon termination qualify as “excess parachute payments” under the Code, Mr. A. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. A. Antin is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

Post-Retirement Medical Benefits Coverage Agreement

Mr. A. Antin’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. A. Antin and his family will continue to receive medical benefits coverage commencing on or after the date that Mr. A. Antin attains age 60 until the last to occur of Mr. A. Antin’s death, the death of Mr. A. Antin’s spouse, or the end of the year in which each of Mr. A. Antin’s children has a 25th birthday. The medical benefits coverage afforded to Mr. A. Antin and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. A. Antin and his family at any time during the five years prior to termination. Upon Mr. A. Antin’s eligibility for Medicare or a similar program, Mr. A. Antin will have the option to enroll in Medicare or such similar program. If Mr. A. Antin or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. The coverage provided by the Company is secondary to any employer’s group medical plan in which Mr. A. Antin or an eligible family member participates as an active employee, any employer’s group medical plan in which Mr. A. Antin is covered as the spouse or dependent or an active employee, any individual medical benefits coverage under which Mr. A. Antin or an eligible family member is covered, or Medicare coverage. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. A. Antin equal to all federal, state and local taxes incurred by Mr. A. Antin as a result thereof. Furthermore, the Company’s obligation to provide post-retirement medical benefits coverage to Mr. A. Antin will cease if he causes any person or entity controlled by him to induce or attempt to induce (a) any employee of the Company or any of its affiliates to leave the Company or any of its affiliates or (b) any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its affiliates to cease doing business with, or knowingly adversely alter its business relationship with, the Company or any of its affiliates.

Post-Termination Consulting Agreement

Mr. A. Antin’s consulting agreement, dated as of June 28, 2010, provides that Mr. A. Antin will provide business consulting and advice to the Company following his full-time employment with the Company. The term of the Mr. A. Antin’s consulting agreement commences on the date of Mr. A. Antin’s voluntary termination, i.e., his resignation as Chief Operating Officer and Senior Vice President of the Company other than for good reason, following a Change in Control or resulting from Mr. A. Antin’s disability, and continues for the next four years. Mr. A. Antin will receive annual compensation equal to 100% of his Final Compensation for the first year of the term of his consulting agreement, 75% of his Final Compensation during the second year of the term, 50% of his Final Compensation during the third year of the term and 25% of his Final Compensation during the fourth year of the term. “Final Compensation” is the greater of (i) Mr. A. Antin’s annual base compensation paid in cash immediately prior to Mr. A. Antin’s voluntary termination, plus the highest bonus earned by Mr. A. Antin with respect to services rendered during the four preceding full calendar years before Mr. A. Antin’s voluntary termination or (ii) the average of Mr. A. Antin’s annual base compensation paid in cash plus any bonus earned with respect to services rendered during the two highest compensation years during the five-year period ending on December 31st immediately preceding Mr. A. Antin’s voluntary termination. During the term of his consulting agreement, Mr. A. Antin also will be entitled to insurance and welfare benefits and certain other perquisites detailed in his consulting agreement.

If the consulting agreement is terminated as a result of his death or disability, or by the Company without cause, by Mr. A. Antin for good reason, or upon a Change in Control, Mr. A. Antin will be entitled to the amount he would have earned over the remaining term of the consulting agreement. In addition, in such event, vesting will accelerate on all outstanding stock options and other equity awards held by Mr. A. Antin (except that in the case of Mr. A. Antin’s death or disability only those awards that would otherwise have vested and become exercisable during the 24 months immediately following the date of his death or disability, respectively, will accelerate). If any of the payments or benefits due Mr. A. Antin under his consulting agreement or any other plan, agreement or arrangement qualify as “excess parachute payments” under the Code, Mr. A. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

If Mr. A. Antin terminates his consulting agreement without “good reason” or the Company terminates his consulting agreement with “cause”, Mr. A. Antin would not be entitled to any payments under his consulting agreement.

SERP Agreement

Mr. A. Antin’s SERP agreement, dated as of June 28, 2010, provides that Mr. A. Antin will be entitled to monthly benefit payments when he reaches the age of 67 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. A. Antin is entitled to 144 monthly payments in an amount equal to 1/12th of the applicable vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. A. Antin for good reason, or Mr. A. Antin’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. A. Antin dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. A. Antin must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. A. Antin must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. A. Antin’s SERP agreement, see “Executive Compensation — Pension Benefits” on page 42 of this Proxy Statement.

The following table describes the potential payments to Mr. Arthur J. Antin upon termination or Change in Control.

Payments &				By Officer	By Company
Benefits Upon			By Officer	Without	Without	By Company	Change in
Termination (1)	Death	Disability	for Cause	Cause	Cause	for Cause	Control

Accrued & Unpaid Salary (2)	$11,357	$11,357	$11,357	$11,357	$11,357	$11,357	$11,357
Cash Severance (3)	1,771,662	1,770,462	3,366,156	--	3,366,156	--	3,366,156
Acceleration of Equity Awards (4)	1,213,651	1,213,651	1,213,651	--	1,213,651	--	1,213,651
Automobile	--	110,404	110,404	--	110,404	--	110,404
Club Membership	--	58,687	58,687	--	58,687	--	58,687
Group Life and Other Company Insurance Plans (5)	830	2,133	2,133	--	2,133	--	2,133
Post- Retirement Medical Benefits (6)	801,373	801,373	801,373	801,373	801,373	801,373	801,373
Consulting Agreement Payments (7)	--	--	--	3,135,508(8)	--	--	--
SERP Agreement	4,145,188	4,145,188	4,145,188	--	4,145,188	--	4,145,188
Excise Tax / Gross-Up (9)	--	--	--	--	--	--	1,516,512

Total	$7,944,061	$8,113,255	$9,708,949	$3,948,238	$9,708,949	$812,730	$11,225,461

(1)	Upon the termination of Mr. A. Antin’s employment or a Change in Control, Mr. A. Antin will receive a lump-sum payment consisting of (a) accrued and unpaid salary, (b) accrued and unpaid vacation, (c) cash severance and (d) an additional amount to cover the tax consequences associated with “excess parachute payments” under the Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a three-year period. For example, during such three-year period, Mr. A. Antin will receive an average annual payment of $36,801 towards the cost of an automobile.

(2)	Reflects Mr. A. Antin’s accrued and unpaid salary as of December 31, 2010.

(3)	For purposes of calculating the cash severance payable to Mr. A. Antin, we used his annual base salary as of December 31, 2010 590,554, and the last annual cash bonus paid to Mr. A. Antin ($531,498).

(4)	As of December 31, 2010, 73,337 stock options and 32,430 shares of restricted stock held by Mr. A. Antin were unvested. Amounts do not include the value of 22,317 shares of fully vested restricted stock granted in 2009 as payment in lieu of 2008 cash bonuses that is deemed settled upon the first to occur of the following: May 1, 2012, the date of the senior executive’s separation from service, death or disability, or the date of a Change in Control.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. A. Antin.

(6)	Consists of payment of medical and dental insurance premiums for Mr. A. Antin, including approximately $11,657 per year for executive medical excess claims insurance coverage. The average annual premium expense for executive medical excess claims insurance was calculated by dividing the sum of the premium expenses for executive medical excess claims insurance paid by the Company on behalf of Mr. A. Antin for the last five fiscal years (2006-2010) by five. In accordance with the terms of the executive medical excess claims insurance plan maintained by the Company, Mr. A. Antin is entitled to a maximum annual reimbursement for out-of-pocket medical expenses of $212,000. If Mr. A. Antin was reimbursed the maximum amount per year during the period during which he is entitled to such benefits (assuming a life expectancy of 21 years as of December 31, 2010), we estimate that the amount set forth in the “Post-Retirement Medical Benefits” row would increase by $4,207,196.

(7)	Amount represents the total compensation payable to Mr. A. Antin under his consulting agreement for consulting services to be rendered by him during the three year term thereof. The compensation payable to Mr. A. Antin under his consulting agreement will be paid in substantially equal periodic installments, in accordance with the Company’s payroll practices for senior executives, equal in the aggregate to the percentage of his Final Compensation payable during the applicable year of his consulting agreement. If Mr. A. Antin terminates his employment agreement without “good reason” and immediately thereafter, his consulting agreement is terminated as a result of his death or disability, or by the Company without cause, by Mr. A. Antin for good reason, or upon a Change in Control, Mr. A. Antin would be entitled to a lump sum payment equal to the total compensation payable to him under his consulting agreement (approximately $2,841,248).

(8)	Amount represents $2,841,248 in consulting compensation, $114,260 for medical insurance premiums and $180,000 for automobile benefits.

(9)	If the receipt by Mr. A. Antin of the post-retirement medical benefits coverage described in footnote 6 above is treated as an “excess parachute payment,” we estimate that the amount set forth in the “Excise Tax/Gross-Up” row would increase by $390,429.

Tomas W. Fuller

Employment Agreement

Mr. Fuller’s employment agreement dated as of November 27, 2001, as amended, provides for Mr. Fuller to serve as our Chief Financial Officer, Vice President and Assistant Secretary for a term equal to two years from any given date, such that there shall always be a minimum of at least two years remaining under his employment agreement. (Mr. Fuller currently serves as the Company’s Secretary.) The employment agreement provides for Mr. Fuller to receive an annual base salary of not less than $208,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee.

If Mr. Fuller’s employment is terminated due to his death, the employment agreement provides that we will pay Mr. Fuller’s estate his accrued and unpaid salary, his accrued and unused vacation and sick pay, his base salary during the scheduled term of the employment agreement, accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination (other than performance-based equity awards) and continue to provide family medical benefits. If Mr. Fuller’s employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Fuller his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Fuller), accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination (other than performance-based equity awards) and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any options that are accelerated on the date of termination will remain exercisable for the full term.

If Mr. Fuller terminates the employment agreement for “good reason,” if we terminate the employment agreement without “cause” or in the event of a Change in Control, in which event the employment of Mr. Fuller terminates automatically, we will pay Mr. Fuller his accrued and unpaid salary, his accrued and unused vacation and sick pay, his remaining base salary during the remaining scheduled term of the employment agreement and an amount equal to two times the greater of Mr. Fuller’s last annual bonus or the average of all bonuses paid to Mr. Fuller under the employment agreement. In addition, we will accelerate the vesting of his equity awards and continue to provide specified benefits and perquisites; provided, however, that if we terminate Mr. Fuller’s employment agreement without cause, we will only accelerate the vesting of his equity awards that would have vested during the 24 months following the date of termination. In these circumstances, Mr. Fuller may exercise his options that are accelerated on the date of termination for the full term of the option. For purposes hereof, “good reason” means as the result of (x) a willful breach of any of the material obligations of the Company to Mr. Fuller under his employment agreement, consulting agreement or SERP agreement, as applicable, or (y) the office where Mr. Fuller is required to perform his duties to the Company is relocated to a location outside of Los Angeles County, California; provided, however, that in either case Mr. Fuller delivered written notice to the Company within 90 days of the condition’s initial existence and the Company failed to cure the condition within 30 days.

If Mr. Fuller terminates the employment agreement without good reason or we terminate the employment agreement for cause, Mr. Fuller is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay. For purposes hereof, for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. Fuller upon termination qualify as “excess parachute payments” under the Code, Mr. Fuller also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a Change in Control and at our request, Mr. Fuller is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

Post-Retirement Medical Benefits Coverage Agreement

Mr. Fuller’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. Fuller and his family will continue to receive medical benefits coverage commencing on or after the date that Mr. Fuller attains age 53 until the last to occur of Mr. Fuller’s death, the death of Mr. Fuller’s spouse, or the end of the year in which each of Mr. Fuller’s children has a 25th birthday. The medical benefits coverage afforded to Mr. Fuller and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. Fuller and his family at any time during the five years prior to termination. Upon Mr. Fuller’s eligibility for Medicare or a similar program, Mr. Fuller will have the option to enroll in Medicare or such similar program. If Mr. Fuller or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. The coverage provided by the Company is secondary to any employer’s group medical plan in which Mr. Fuller or an eligible family member participates as an active employee, any employer’s group medical plan in which Mr. Fuller is covered as the spouse or dependent or an active employee, any individual medical benefits coverage under which Mr. Fuller or an eligible family member is covered, or Medicare coverage. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. Fuller equal to all federal, state and local taxes incurred by Mr. Fuller as a result thereof.

Furthermore, the Company’s obligation to provide post-retirement medical benefits coverage to Mr. Fuller will cease if he causes any person or entity controlled by him to induce or attempt to induce (a) any employee of the Company or any of its affiliates to leave the Company or any of its affiliates or (b) any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its affiliates to cease doing business with, or knowingly adversely alter its business relationship with, the Company or any of its affiliates.

SERP Agreement

Mr. Fuller’s SERP agreement, dated as of June 28, 2010, provides that Mr. Fuller will be entitled to monthly benefit payments when he reaches the age of 62 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. Fuller is entitled to 144 monthly payments in an amount equal to 1/12th of the appropriate vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. Fuller for good reason, or Mr. Fuller’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. Fuller dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. Fuller must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. Fuller must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. Fuller’s SERP agreement, see “Executive Compensation — Pension Benefits” on page 42 of this Proxy Statement.

The following table describes the potential payments to Mr. Tomas W. Fuller upon termination or Change in Control.

					By
Payments &				By Officer	Company	By
Benefits Upon			By Officer	Without	Without	Company	Change in
Termination (1)	Death	Disability	for Cause	Cause	Cause	for Cause	Control

Accrued & Unpaid Salary (2)	$7,679	$7,679	$7,679	$7,679	$7,679	$7,679	$7,679
Cash Severance (3)	798,654	797,854	1,357,712	--	1,357,712	--	1,357,712
Acceleration of Equity Awards (4)	1,068,349	1,068,349	1,068,349	--	1,068,349	--	1,068,349
Automobile	--	23,331	23,331	--	23,331	--	23,331
Group Life and Other Company Insurance Plans (5)	530	1,398	1,398	--	1,398	--	1,398
Post-Retirement Medical Benefits (6)	1,236,365	1,236,365	1,236,365	1,236,365	1,236,365	1,236,365	1,236,365
SERP Agreement	479,192	479,192	479,192	--	479,192	--	479,192
Excise Tax / Gross-Up (7)	--	--	--	--	--	--	--

Total	$3,590,769	$3,614,168	$4,174,026	$1,244,044	$4,174,026	$1,244,044	$4,174,026

(1)	Upon the termination of Mr. Fuller’s employment or a Change in Control, Mr. Fuller will receive a lump-sum payment consisting of (a) accrued and unpaid salary, (b) accrued and unpaid vacation, (c) cash severance and (d) an additional amount to cover the tax consequences associated with “excess parachute payments” under the Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a two-year period. For example, during such two-year period, Mr. Fuller will receive an average annual payment of $11,666 towards the cost of an automobile.

(2)	Reflects Mr. Fuller’s accrued and unpaid salary as of December 31, 2010.

(3)	For purposes of calculating the cash severance payable to Mr. Fuller, we used his annual base salary as of December 31, 2010 $399,327, and the last annual cash bonus paid to Mr. Fuller ($279,529).

(4)	As of December 31, 2010, 63,336 stock options and 28,875 shares of restricted stock held by Mr. Fuller were unvested. Amounts do not include the value of 11,737 shares of fully vested restricted stock granted in 2009 as payment in lieu of 2008 cash bonuses that is deemed settled upon the first to occur of the following: May 1, 2012, the date of the senior executive’s separation from service, death or disability, or the date of a Change in Control.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. Fuller.

(6)	Consists of payment of medical and dental insurance premiums for Mr. Fuller, including approximately $4,640 per year for executive medical excess claims insurance coverage. The average annual premium expense for executive medical excess claims insurance was calculated by dividing the sum of the premium expenses for executive medical excess claims insurance paid by the Company on behalf of Mr. Fuller for the last five fiscal years (2006-2010) by five. In accordance with the terms of the executive medical excess claims insurance plan maintained by the Company, Mr. Fuller is entitled to a maximum annual reimbursement for out-of-pocket medical expenses of $212,000. If Mr. Fuller was reimbursed the maximum amount per year during the period during which he is entitled to such benefits (assuming a life expectancy of 30 years as of December 31, 2011), we estimate that the amount set forth in the “Post-Retirement Medical Benefits” row would increase by $6,220,799.

(7)	If the receipt by Mr. Fuller of the post-retirement medical benefits coverage described in footnote 6 above is treated as an “excess parachute payment,” we estimate no increase in the amount set forth in the “Excise Tax/Gross-Up” row.

Neil Tauber

Severance Agreement

On April 25, 2008, we entered into an amended severance agreement with Mr. Tauber, which amends and restates his severance agreement, dated March 3, 2003. The amended severance agreement is effective as of April 22, 2008, the date on which the Compensation Committee approved the amendment.

If Mr. Tauber’s employment with us terminates due to his death or disability, the amended severance agreement provides that we will pay Mr. Tauber (or his estate in the case of termination due to death) a lump-sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay and, within 30 days of the date of termination, a lump-sum payment equal to the amount he would have earned as base salary during the two years following the termination date (reduced by any amounts paid under any long-term disability insurance policy maintained by us for the benefit of Mr. Tauber in the case of termination due to disability), and we will continue to provide specified benefits and perquisites. We will also accelerate the vesting of equity awards held by Mr. Tauber that would have vested during the two years following the date of termination solely as a result of his continued service to the Company and any option or stock appreciation right that is accelerated on the date of termination will remain exercisable for the full term of the award. In addition, all equity-based performance awards granted to Mr. Tauber, to the extent they would have become vested after the date of his termination upon the attainment of one or more specified performance goals, will vest as provided by such performance award but without regard to Mr. Tauber’s termination, conditioned on and to the extent that such performance goal or goals are attained.

If Mr. Tauber terminates his employment for “good reason,” if we terminate his employment without “cause” or in the event of a Change in Control, in which event the employment of Mr. Tauber terminates automatically, we will pay Mr. Tauber a lump-sum payment equal to his accrued and unpaid salary and other compensation and his accrued and unused vacation and sick pay and, within 30 days of the date of termination, a lump-sum payment equal to the sum of the amount he would have earned as base salary during the two years following the termination date and an amount equal to two times Mr. Tauber’s average annual bonus based on the annual bonuses paid or payable to Mr. Tauber for the last three fiscal years, and we will continue to provide specified benefits and perquisites. We will also accelerate the vesting of equity awards held by Mr. Tauber that would have vested following the date of termination solely as a result of his continued service to the Company and any option or stock appreciation right that is accelerated on the date of termination will remain exercisable for the full term of the award; provided, however, that if we terminate Mr. Tauber’s employment without cause, we will only accelerate the vesting of his equity awards that would have vested during the two years following the date of termination. In addition, all equity-based performance awards granted to Mr. Tauber, to the extent they would have become vested after the date of his termination upon the attainment of one or more specified performance goals, will vest as provided by such performance award but without regard to Mr. Tauber’s termination, conditioned on and to the extent that such performance goal or goals are attained. For purposes of this paragraph, the termination by Mr. Tauber of his employment will be for “good reason” if the termination occurs within two years following the initial existence of one or more of the following conditions without Mr. Tauber’s consent (i) a material diminution in Mr. Tauber’s authority, duties or responsibilities, (ii) a material diminution in Mr. Tauber’s annual base salary or (iii) the relocation of the office where Mr. Tauber is required to perform his duties to the Company to a location outside of Los Angeles County, California; provided Mr. Tauber delivers written notice to the Company of the existence of such condition within 90 days of the initial existence of the condition and the Company does not remedy such condition within 30 days of the receipt of such notice; and for “cause” means for a conviction (including any plea of guilty or no contest) of (x) any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise, or (y) any crime of moral turpitude.

If any of the payments due Mr. Tauber upon termination qualify as “excess parachute payments” under the Code, Mr. Tauber also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

If Mr. Tauber terminates his employment without good reason or we terminate his employment for cause, Mr. Tauber is entitled by law to receive all accrued, earned and unpaid salary and all accrued and unused vacation and sick pay.

Post-Retirement Medical Benefits Coverage Agreement

Mr. Tauber’s post-retirement medical benefits coverage agreement, effective as of December 27, 2007, provides that Mr. Tauber and his family will continue to receive medical benefits coverage commencing on or after the date that Mr. Tauber attains age 60 until the last to occur of Mr. Tauber’s death, the death of Mr. Tauber’s spouse, or the end of the year in which each of Mr. Tauber’s children has a 25th birthday. The medical benefits coverage afforded to Mr. Tauber and his family after the termination of his employment will be at least as favorable as the most favorable level, type and basis of medical coverage provided to Mr. Tauber and his family at any time during the five years prior to termination. Upon Mr. Tauber’s eligibility for Medicare or a similar program, Mr. Tauber will have the option to enroll in Medicare or such similar program. If Mr. Tauber or any eligible family member elects to enroll in such program, the Company’s obligation under the post-retirement medical benefits coverage agreement will be limited to providing Medicare supplementary coverage and Executive Medical Excess Claims Insurance or a substantially similar policy. The coverage provided by the Company is secondary to any employer’s group medical plan in which Mr. Tauber or an eligible family member participates as an active employee, any employer’s group medical plan in which Mr. Tauber is covered as the spouse or dependent or an active employee, any individual medical benefits coverage under which Mr. Tauber or an eligible family member is covered, or Medicare coverage. If the continuation of medical benefits coverage is subject to taxation under Section 409A(a)(1) of the Code as a result of the failure of the post-retirement medical benefits coverage agreement to comply with Section 409A, the Company will make a payment to Mr. Tauber equal to all federal, state and local taxes incurred by Mr. Tauber as a result thereof.

Furthermore, the Company’s obligation to provide post-retirement medical benefits coverage to Mr. Tauber cease if he causes any person or entity controlled by him to induce or attempt to induce (a) any employee of the Company or any of its affiliates to leave the Company or any of its affiliates or (b) any customer, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its affiliates to cease doing business with, or knowingly adversely alter its business relationship with, the Company or any of its affiliates.

SERP Agreement

Mr. Tauber’s SERP agreement, dated as of June 28, 2010, provides that Mr. Tauber will be entitled to monthly benefit payments when he reaches the age of 66 (i.e., the Benefit Commencement Date). Commencing on the Benefit Commencement Date, Mr. Tauber is entitled to 144 monthly payments in an amount equal to 1/12th of the applicable vested percentage of his Final Salary. However, if before or coincident with his “separation from service” (as defined Section 1.409A-1(h)(1) of the Treasury Regulations) there occurs a Change in Control, an involuntary termination by the Company without cause, a voluntary termination by Mr. Tauber for good reason, or Mr. Tauber’s death or disability, the applicable percentage will be fully vested at 50%. If before the Benefit Commencement Date, there is a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5) or Mr. Tauber dies or becomes disabled, then the actuarial equivalent of the monthly benefits owing to Mr. Tauber must be paid in a lump sum on the date of such event. In addition, if a Change in Control that is also a “change in control event” occurs after the Benefit Commencement Date, then the SERP agreement terminates and the actuarial equivalent of any remaining monthly benefits owing to Mr. Tauber must be paid in a lump sum on the date of such change in control event. For further discussion regarding Mr. Tauber’s SERP agreement, see “Executive Compensation — Pension Benefits” on page 42 of this Proxy Statement.

The following table describes the potential payments to Mr. Neil Tauber upon termination.

				By Officer	By
Payments &			By Officer	Without	Company	By
Benefits Upon			for Good	Good	Without	Company	Change in
Termination (1)	Death	Disability	Reason	Reason	Cause	for Cause	Control

Accrued & Unpaid Salary (2)	$7,679	$7,679	$7,679	$7,679	$7,679	$7,679	$7,679
Cash Severance (3)	798,654	797,854	1,343,377	--	1,343,377	--	1,343,377
Acceleration of Equity Awards (4)	1,006,204	1,006,204	1,006,204	--	1,006,204	--	1,006,204
Automobile	--	68,997	68,997	--	68,997	--	68,997
Group Life and Other Company Insurance Plans (5)	554	1,422	1,422	--	1,422	--	1,422
Post-Retirement Medical Benefits (6)	1,872,217	1,872,217	1,872,217	1,872,217	1,872,217	1,872,217	1,872,217
SERP Agreement	479,192	479,192	479,192	--	479,192	--	479,192
Excise Tax / Gross-Up (7)	--	--	--	--	--	--	--

Total	$4,164,500	$4,233,565	$4,779,088	$1,879,896	$4,779,088	$1,879,896	$4,779,088

(1)	Upon the termination of Mr. Tauber’s employment, Mr. Tauber will receive a lump-sum payment consisting of accrued and unpaid salary and accrued and unpaid vacation, and, within 30 days of the date of termination, a lump-sum payment consisting of cash severance and an additional amount to cover the tax consequences associated with “excess parachute payments” under the Code, if any. On the fifth day following the date on which a Change in Control occurs, Mr. Tauber will receive a lump-sum payment consisting of accrued and unpaid salary, accrued and unpaid vacation paid, cash severance and an additional amount to cover the tax consequences associated with “excess parachute payments” under the Code, if any. All other payments set forth above, other than those set forth in the “Acceleration of Equity Awards” and “Post-Retirement Medical Benefits” rows, will be paid over a two-year period. For example, during such two-year period, Mr. Tauber will receive an average annual payment of $32,536 towards the cost of an automobile.

(2)	Reflects Mr. Tauber’s accrued and unpaid salary as of December 31, 2010.

(3)	For purposes of calculating the cash severance payable to Mr. Tauber, we used his annual base salary as of December 31, 2010 $399,327 and the average annual bonus based on the average of the last three annual cash bonuses paid to Mr. Tauber ($279,529).

(4)	As of December 31, 2010, 66,670 stock options and 25,312 shares of restricted stock held by Mr. Tauber were unvested. Amounts do not include the value of 11,737 shares of fully vested restricted stock granted in 2009 as payment in lieu of 2008 cash bonuses that is deemed settled upon the first to occur of the following: May 1, 2012, the date of the senior executive’s separation from service, death or disability, or the date of a Change in Control.

(5)	Consists of payment of vision, death, disability and long-term disability insurance premiums for Mr. Tauber.

(6)	Consists of payment of medical and dental insurance premiums for Mr. Tauber, including approximately $23,280 per year for executive medical excess claims insurance coverage. The average annual premium expense for executive medical excess claims insurance was calculated by dividing the sum of the premium expenses for executive medical excess claims insurance paid by the Company on behalf of Mr. Tauber for the last five fiscal years (2006-2010) by five. In accordance with the terms of the executive medical excess claims insurance plan maintained by the Company, Mr. Tauber is entitled to a maximum annual reimbursement for out-of-pocket medical expenses of $212,000. If Mr. Tauber was reimbursed the maximum amount per year during the period during which he is entitled to such benefits (assuming a life expectancy of 24 years as of December 31, 2011), we estimate that the amount set forth in the “Post-Retirement Medical Benefits” row would increase by $4,529,282.

(7)	If the receipt by Mr. Tauber of the post-retirement medical benefits coverage described in footnote 6 above is treated as an “excess parachute payment,” we estimate that the amount set forth in the “Excise Tax/Gross-Up” row would increase by $1,246,922.

In addition to the foregoing, the Company has negotiated post-termination consulting agreements with Messrs. Tauber and Fuller, which are not currently in effect. Such agreements do not become effective except with the mutual agreement of the Company and the applicable officer.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

John M. Baumer
John B. Chickering, Jr.
Frank Reddick

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on an annual basis. Our non-employee director compensation program for fiscal year 2010 was as follows:

Annual retainer

We pay our non-employee directors $10,000 per year, paid quarterly in arrears, $2,000 for each Board of Directors meeting attended in person or committee meeting attended in person which is not held on the same day as a Board of Directors meeting, including reimbursement for out-of-pocket expenses incurred in attending, and $1,000 for each Board of Directors meeting attended telephonically or committee meeting attended telephonically which is not held on the same day as a Board of Directors meeting. We pay the Chairman of our Audit Committee an additional $10,000 per year, paid quarterly in arrears. No employee director receives compensation for his or her service as a member of our Board of Directors.

Restricted shares

Upon appointment to the Board of Directors, each non-employee director receives an initial grant of a number of restricted shares of common stock equal to $75,000 divided by the closing price of VCA’s common stock on the grant date. These restricted shares vest in three equal annual installments, in each of the three 12-month periods, each an “annual period,” following the date of grant on that day during such annual period which is the earlier to occur of (a) the day immediately preceding the date of an annual meeting of the Company’s stockholders occurring during such annual period or (b) on the anniversary of the date of grant.

If the date of grant is fewer than 12 months prior to the date of the next annual meeting of stockholders, the number of shares granted is reduced on a pro-rata basis, based upon the number of months until the next annual meeting of stockholders (e.g., if a non-employee director is appointed January 1 and the next annual meeting of stockholders is April 1, such non-employee director will receive 500 restricted shares).

In addition, each non-employee director receives an annual automatic grant on the date of the annual meeting of a number of restricted shares equal to $75,000 divided by the closing price of the Company’s common stock on the grant date. These restricted shares vest in three equal annual installments, in each of the three annual periods following the date of grant on that day during such annual period which is the earlier to occur of (a) the day immediately preceding the date of an annual meeting of the Company’s stockholders occurring during such annual period or (b) on the anniversary of the date of grant.

The following table and related footnotes summarize the compensation paid by the Company to each non-employee director for the fiscal year 2010.

						Change in
						Pension
						Value and
	Fees					Nonqualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock		Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards		Awards	Compensation	Earnings	Compensation	Total
(1)		(2)
	($)	($)		($)	($)	($)	($)	($)

John M. Baumer	$29,000	$75,035	(3)	--	--	--	--	$104,035

John B. Chickering, Jr.	$49,000	$75,035	(4)	--	--	--	--	$124,035

John A. Heil	$22,802	$75,035	(5)	--	--	--	--	$97,837

Frank Reddick	$29,000	$75,035	(6)	--	--	--	--	$104,035

(1)	Mr. Robert L. Antin, the Chairman of the Board, Chief Executive Officer and President of the Company, has been omitted from this table since he is an employee director and does not receive any compensation for serving on the Board of Directors. Mr. Antin’s compensation is set forth on the Summary Compensation Table on page 39 of this Proxy Statement.

(2)	In accordance with SEC requirements, these amounts reflect the grant date fair value of restricted stock grants in accordance with the provisions of ASC 718.

(3)	At December 31, 2010, Mr. Baumer held 5,459 unvested shares of the Company’s common stock and stock options exercisable into 39,665 shares of common stock.

(4)	At December 31, 2010, Mr. Chickering held 5,459 unvested shares of the Company’s common stock and stock options exercisable into 5,242 shares of common stock.

(5)	At December 31, 2010, Mr. Heil held 5,459 unvested shares of the Company’s common stock and stock options exercisable into 40,345 shares of common stock.

(6)	At December 31, 2010, Mr. Reddick held 5,459 unvested shares of the Company’s common stock and stock options exercisable into 72,845 shares of common stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

In accordance with its charter, our Audit Committee is responsible for reviewing and approving all related-party transactions. At least once a year, the Audit Committee reviews a summary of all related-party transactions, including the Company’s transactions with our executive officers and directors and with the firms that employ the directors.

Except as disclosed below, none of our directors, executive officers, stockholders owning more than five percent of our issued shares, or any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal year 2010, or which is presently proposed.

We believe, based on our reasonable judgment, but without further investigation, that the terms of each of the following transactions or arrangements between us and our affiliates, officers, directors or stockholders which were parties to the transactions were, on an overall basis, at least as favorable to us as could then have been obtained from unrelated parties.

Transactions with ThinkPets Inc. (formerly known as Zoasis Corporation)

We incurred marketing expenses for vaccine reminders and other direct mail services provided by ThinkPets Inc., a company that is majority owned by Robert Antin, our Chief Executive Officer and Chairman. Arthur J. Antin, our Chief Operating Officer, owns a 8% interest in ThinkPets Inc. We purchased services of $2.8 million for 2010. We believe the pricing of these services is comparable to prices paid by us to independent third parties for similar services.

Legal Services

Frank Reddick, who joined us as a director in February 2002, is a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP. Akin Gump Strauss Hauer & Feld LLP currently provides, and provided during fiscal year 2010, legal services to us. In 2010, we paid Akin Gump Strauss Hauer & Feld LLP $2.3 million for legal services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms that they file. Based solely upon our review of copies of the forms received by us and written representations from certain reporting persons that they have complied or not complied with the relevant filings requirements, we believe that, during the year ended December 31, 2010, other than as described below, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

Josh Drake filed a late Form 4 on February 12, 2010 to report the disposition of shares of common stock to pay the withholding tax in connection with the vesting of restricted shares on January 5, 2010.

Josh Drake filed a late Form 4 on September 23, 2010 to report the acquisition of shares of restricted stock on September 17, 2010.

Dawn R. Olsen filed a late Form 4 on September 24, 2010 to report the acquisition of shares of restricted stock on September 17, 2010.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2011, by:

•	each of our directors;

•	each of our Named Executive Officers;

•	all of our directors and Named Executive Officers as a group; and

•	all other stockholders known by us to beneficially own more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 86,844,343 shares of common stock outstanding on March 31, 2011. Unless otherwise indicated, the address for each of the stockholders listed below is c/o VCA Antech, Inc., 12401 West Olympic Boulevard, Los Angeles, California 90064.

	Number of Shares
	of Common Stock	Percent of
	Beneficially	Common Stock
	Owned	Outstanding

Baillie Gifford & Co (1)	11,028,517	12.7%
Capital Research Global Investors (2)	4,362,084	5.0%
Dos Mil Doscientos Uno, Ltd. (3)	4,350,800	5.0%
Robert L. Antin (4)	2,022,252	2.3%
Arthur J. Antin (5)	495,378	*
Neil Tauber (6)	130,904	*
Tomas W. Fuller (7)	281,784	*
Josh Drake (8)	137,000	*
John M. Baumer (9)	49,465	*
John B. Chickering, Jr. (10)	10,701	*
John A. Heil (11)	50,145	*
Frank Reddick (12)	82,645	*
All directors and Named Executive Officers as a group (9 persons) (13)	3,260,274	3.7%
* Indicates less than one percent.

(1)	Information based on the Schedule 13G/A filed with the SEC on January 25, 2011, by Baillie Gifford & Co. According to the Schedule 13G/A, Baillie Gifford & Co has sole voting power over 7,052,643 shares and sole dispositive power over 11,028,517 shares. The address of the stockholder is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

(2)	Information based on the Schedule 13G filed with the SEC on February 10, 2011, by Capital Research Global Investors (a division of Capital Research and Management Company). According to the Schedule 13G, Capital Research Global Investors has sole voting and dispositive power over 4,362,084 shares. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(3)	Information based on the Schedule 13G/A filed with the SEC on February 4, 2011, by Dos Mil Doscientos Uno, Ltd. According to the Schedule 13G, Dos Mil Doscientos Uno, Ltd. has sole voting and dispositive power over 4,350,800 shares. The address of the stockholder is Ronda Universitat, 31 1-1, 08007 Barcelona, Spain.

(4)	Includes (a) 13,656 shares of restricted stock of the Company subject to future vesting conditions (“restricted stock”) and (b) 420,000 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

(5)	Includes (a) 8,313 shares of restricted stock and (b) 303,333 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

(6)	Includes (a) 5,938 shares of restricted stock and (b) 66,667 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

(7)	Includes (a) 7,125 shares of restricted stock and (b) 233,333 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

(8)	Includes (a) 27,000 shares of restricted stock and (b) 110,000 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

(9)	Includes (a) 5,459 shares of restricted stock and (b) 39,665 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

(10)	Includes (a) 5,459 shares of restricted stock and (b) 5,242 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

(11)	Includes (a) 5,459 shares of restricted stock and (b) 40,345 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

(12)	Includes (a) 5,459 shares of restricted stock and (b) 72,845 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

(13)	Includes (a) 83,868 shares of restricted stock and (b) 1,291,430 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2011.

ON BEHALF OF THE BOARD OF DIRECTORS

Tomas W. Fuller
Chief Financial Officer, Vice President and Secretary

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
April 27, 2011

APPENDIX A

VCA ANTECH, INC.
2006 EQUITY INCENTIVE PLAN
(as amended on May 22, 2006)

1.	Purpose; Eligibility.

1.1 General Purpose.  The name of this plan is the VCA Antech, Inc. 2006 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to enable VCA Antech, Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

1.2 Eligible Award Recipients.  The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

1.3 Available Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards, (d) Performance Awards and (e) Stock Appreciation Rights.

2.	Definitions.

2.1 “409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.

2.2 “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.3 “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.4 “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award, a Performance Award, a Stock Appreciation Right and a 409A Award.

2.5 “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cashless Exercise” has the meaning set forth in Section 6.4.

2.9 “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.10 “Change in Control” shall mean:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c) The adoption of a plan relating to the liquidation or dissolution of the Company; or

(d) Any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); or

(e) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) 65% or more of the total voting power of (i) the Surviving Corporation, or (ii) if applicable, the ultimate Parent Corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (ii) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership of an existing stockholder; or (iv) solely because 35% or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Affiliate, or (B) any company which, immediately prior to such Business Combination, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.11 “Code” means the Internal Revenue Code of 1986, as amended.

2.12 “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.13 “Common Stock” means the common stock, $0.001 par value per share of the Company.

2.14 “Company” means VCA Antech, Inc., a Delaware corporation.

2.15 “Consultant” means any person, including an advisor, (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 5.4(b) hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.16 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.17 “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is or would be required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.18 “Date of Grant” means, provided the key terms and conditions of the Award are communicated to the Participant within a reasonable period of time following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a different date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant shall not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

2.19 “Detrimental Activity” means: (a) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company, or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (c) failure or refusal to disclose promptly or assign to the Company all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant’s employment for Cause; (e) any breach of a restrictive covenant contained in any employment agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (f) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (g) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.

2.20 “Director” means a member of the Board.

2.21 “Disability” means that the Optionholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.22 “Effective Date” shall mean March 7, 2006, the date the Board adopted the Plan.

2.23 “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.24 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.25 “Existing Plans” mean the VCA Antech, Inc. Amended and Restated 1996 Stock Incentive Plan and the VCA Antech, Inc. 2001 Stock Incentive Plan.

2.26 “Fair Market Value” means, as of any date, the value of the Common Stock as determined below. The Fair Market Value on any date on which the Company’s shares of Common Stock are registered under Section 12 of the Exchange Act and listed on the Nasdaq National Market shall be the closing price of a share of Common Stock on the Nasdaq National Market on such date, and thereafter (a) if the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, (b) if the Common Stock is admitted to trading on a national securities exchange or the Nasdaq National Market or Nasdaq Small Cap Market, the Fair Market Value on any date shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date on which such a sale was reported or (c) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

2.27 “Form S-8” has the meaning set forth in Section 5.4(b).

2.28 “Free Standing Rights” has the meaning set forth in Section 7.3(a).

2.29 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.30 “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.31 “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.32 “Market Stand-Off” has the meaning set forth in Section 15.

2.33 “Nasdaq” means the National Association of Securities Dealers Automated Quotation System, or any successor thereto.

2.34 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.35 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.36 “Officer” means (a) before the Listing Date, any person designated by the Company as an officer and (b) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.37 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.38 “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.39 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.40 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3).

2.41 “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.42 “Performance Award” means Awards granted pursuant to Section 7.2.

2.43 “Permitted Transferee” means (a) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (b) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of this Plan and provides written notice to the Company of such transfer.

2.44 “Plan” means this VCA Antech, Inc. 2006 Equity Incentive Plan.

2.45 “Related Rights” has the meaning set forth in Section 7.3(a).

2.46 “Restricted Award” means any Award granted pursuant to Section 7.1.

2.47 “Restricted Period” has the meaning set forth in Section 7.1.

2.48 “Right of Repurchase” means the Company’s option to repurchase Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 11.7.

2.49 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.50 “Rule 701” has the meaning set forth in Section 5.4(a).

2.51 “SAR Amount” has the meaning set forth in Section 7.3(h).

2.52 “SAR exercise price” has the meaning set forth in Section 7.3(b).

2.53 “Securities Act” means the Securities Act of 1933, as amended.

2.54 “Stock Appreciation Right” means the right pursuant to an award granted under Section 7.3 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof.

2.55 “Stock for Stock Exchange” has the meaning set forth in Section 6.4.

2.56 “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

2.57 “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	Administration.

3.1 Administration by Board.  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2 Powers of Administrator.  The Administrator shall have the power and authority to select and grant to Participants, Awards pursuant to the terms of the Plan.

3.3 Specific Powers.  In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Plan; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award;

provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent; (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make decisions with respect to outstanding Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. The Administrator also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, stockholder approval shall be required before the repricing is effective.

3.4 Decisions Final.  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5 The Committee.

(a) General.  The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Common Stock is Registered.  At such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an option is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.6 Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.	Shares Subject to the Plan.

4.1 Share Reserve.  Subject to the provisions of Section 12.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock which may be issued upon exercise of all Awards under the Plan shall not exceed 6,000,000 plus any shares of Common Stock that were reserved under the Existing Plans but not yet subject to issued awards and any shares of Common Stock underlying awards granted to Employees prior to the Effective Date under the Existing Plans that have been issued and are outstanding on the Effective Date that expire, are forfeited or terminate for any reason without having been exercised in full. As of March 7, 2006, there are 383,000 shares reserved for issuance under the Existing Plans that are not subject to issued awards and 6,040,274 shares that are reserved for issuance under outstanding but unexercised awards. All shares reserved for issuance under this Plan may be used for Incentive Stock Options. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.

4.2 Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 11.7(a), such shares shall again be available for purposes of the Plan.

4.3 Source of Shares.  The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any forfeiture provision or otherwise.

5.	Eligibility.

5.1 Eligibility for Specific Awards.  Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

5.2 Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.

5.3 Section 162(m) Limitation.  Subject to the provisions of Section 12.1 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Awards covering more than 500,000 shares during any fiscal year. This Section 5.3 shall not apply prior to the Listing Date and, following the Listing Date, this Section 5.3 shall not apply until (a) the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4.1); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (b) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

5.4 Consultants.

(a) Prior to the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(b) From and after the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

5.5 Directors.  Each Director of the Company shall be eligible to receive discretionary grants of Awards under the Plan.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term.  Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it was granted.

6.2 Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted; provided, however, any Nonstatutory Stock Option granted with an exercise price less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 6.15 and Section 8 hereof. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.4 Consideration.  The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the Common Stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); (iii) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note; provided, however, if applicable law requires, the par value (if any) of Common Stock, if newly issued, shall be paid in cash or cash equivalents. Any Common Stock acquired upon exercise with a promissory note shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Common Stock having a Fair Market Value at least equal to the principal amount of any such loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the Common Stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported), an exercise with a promissory note or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of Section 402(a) of the

Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

6.5 Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A Permitted Transferee includes: (a) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of such Nonstatutory Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Vesting Generally.  The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event.

6.8 Termination of Continuous Service.  Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6.10 and 6.11 of this Plan, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an

Optionholder’s death or Disability) shall be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options shall be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination for Cause.

6.9 Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason other than Cause (other than upon the Optionholder’s death or Disability) would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10 Disability of Optionholder.  Unless otherwise provided in an Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

6.11 Death of Optionholder.  Unless otherwise provided in an Option Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

6.12 Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.13 Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. In such case, the shares of Common Stock acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.

6.14 Reload Options.  At the discretion of the Administrator, the Option may include a “reload” feature pursuant to which an Optionholder exercising an option by the delivery of a number of shares of Common Stock in accordance with Section 6.4(b)(i) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Administrator may provide) to purchase that number of shares of Common Stock equal to the number delivered in a Stock for Stock Exchange of the original Option.

6.15 Additional Requirements Under Section 409A.  Each Option Agreement shall include a provision whereby, notwithstanding any provision of the Plan or the Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.

7.	Provisions of Awards Other Than Options.

7.1 Restricted Awards.  A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each Restricted Award shall be in such form and shall contain such terms, conditions and Restricted Periods as the Administrator shall deem appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Award, at any time, including in the event a Change in Control occurs. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price.  The purchase price of Restricted Awards, if any, shall be determined by the Administrator, and may be stated as cash, property or prior services.

(b) Consideration.  The consideration for Common Stock acquired pursuant to the Restricted Award shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or a Stock for Stock Exchange, or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

(c) Vesting.  Shares of Common Stock acquired under the Restricted Award may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of services. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Award, at any time, including in the event a Change in Control occurs.

(d) Termination of Participant’s Continuous Service.  Unless otherwise provided in a Restricted Award or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of a Restricted Award acquired in consideration of prior or future services, and any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Award shall be forfeited and the Participant shall have no rights with respect to the Award.

(e) Transferability.  Rights to acquire shares of Common Stock under the Restricted Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Award remains subject to the terms of the Award Agreement.

(f) Concurrent Tax Payment.  The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

(g) Lapse of Restrictions.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Award is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator in its sole discretion. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Participant’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts; (ii) the date that is 2 1/2 months after the end of the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later; or (iii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

7.2 Performance Awards.

(a) Nature of Performance Awards.  A Performance Award is an Award entitling the recipient to acquire shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock that will be settled in the form of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Awards under the Plan. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares under the Performance Award that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre-tax or after-tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. Performance goals shall be objective and, if the Company is publicly traded, shall otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, the Administrator shall determine. Such objective performance goals are not required to be based on increases in a specific business criteria, but may be based on maintaining the status quo or limiting economic losses.

(b) Restrictions on Transfer.  Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Stockholder.  A Participant receiving a Performance Award that is denominated in shares of Common Stock or hypothetical Common Stock units shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator). The Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Participant’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Participant has a legally binding right to such amounts; (ii) the date that is 2 1/2 months after the end of the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Participant has a legally binding right to such amounts, whichever is later; or (iii) such other date as may be necessary to avoid application of Section 409A to such Awards.

(d) Termination.  Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards shall automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Affiliates for any reason.

(e) Acceleration, Waiver, Etc.  At any time prior to the Participant’s termination of employment (or other business relationship) by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including in the event a Change in Control occurs.

(f) Certification.  Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.2(f).

7.3 Stock Appreciation Rights.

(a) General.  Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 7.3(b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

(b) Grant Requirements.  A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.3(h) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the “SAR exercise price”) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR exercise price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right must be fixed on the date of grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c) Exercise and Payment.  Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR exercise price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 7.3(b)(i) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 7.3(b)(i) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.3(h) and Section 8.  Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

(d) Exercise Price.  The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.3(b)(i) are satisfied.

(e) Reduction in the Underlying Option Shares.  Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

(f) Written Request.  Unless otherwise determined by the Administrator in its sole discretion and only if permitted in the Stock Appreciation Right’s Award Agreement, any exercise of a Stock Appreciation Right for cash, may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Administrator shall disapprove such written request, such written request shall be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.

(g) Disapproval by Administrator.  If the Administrator disapproves in whole or in part any election by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock

Appreciation Right for cash, such disapproval shall not affect such Participant’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Administrator. Additionally, such disapproval shall not affect such Participant’s right to exercise any related Option.

(h) Additional Requirements under Section 409A.  A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.3(b)(i) shall satisfy the requirements of this Section 7.3(h) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an SAR exercise price less than Fair Market Value of the Common Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR exercise price), provides that it is settled in cash, or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR exercise price (the “SAR Amount”). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 8.1 hereof.

8.	Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code.

In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

8.1 Exercise and Distribution.  No 409A Award shall be exercisable or distributable earlier than upon one of the following:

(a) Specified Time.  A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

(b) Separation from Service.  Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date which is six months after the date of separation from service.

(c) Death.  The date of death of the 409A Award recipient.

(d) Disability.  The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

(e) Unforeseeable Emergency.  The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(c) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(f) Change in Control Event.  The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

8.2 Term.  Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2 1/2 months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

8.3 No Acceleration.  A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

(a) Domestic Relations Order.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b) Conflicts of Interest.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(c) Change in Control Event.  The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

8.4 Definitions.  Solely for purposes of this Section 8 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Proposed Regulations § 1.409A-3(g)(5) and any subsequent guidance interpreting Code Section 409A). For example, a Change in Control Event will occur if:

(i) a person or more than one person acting as a group:

(A) acquires ownership of stock that brings such person’s or group’s total ownership in excess of 50% of the outstanding stock of the Company; or

(B) acquires ownership of 35% or more of the total voting power of the Company within a 12 month period; or

(ii) acquires ownership of assets from the Company equal to 40% or more of the total value of the Company within a 12 month period.

(b) “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

(c) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

9.	Covenants of the Company.

9.1 Availability of Shares.  During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

9.2 Securities Law Compliance.  Each Option Agreement and Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

10.	Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

11.	Miscellaneous.

11.1 Acceleration of Exercisability and Vesting.  The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

11.2 Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12.1 hereof.

11.3 No Employment or Other Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an

Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

11.4 Transfer, Approved Leave of Absence.  For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

11.5 Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

11.6 Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company or (d) by execution of a recourse promissory note by a Participant who is not a Director or executive officer. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock of the Company or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

11.7 Right of Repurchase.  Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 11.7 (the “Right of Repurchase”). The Right of Repurchase for unvested Common Stock shall be exercisable at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common

Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock shall be forfeited without any repurchase). The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.

12.	Adjustments Upon Changes in Stock.

12.1 Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (a) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Awards granted hereunder; (b) the aggregate number of shares of Common Stock or class of shares which may be purchased pursuant to Incentive Stock Options granted hereunder; (c) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (d) the maximum number of shares of Common Stock with respect to which Options may be granted to any single Optionholder during any calendar year; and (e) the exercise price of any Option in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible shall not be treated as a transaction “without receipt of consideration” by the Company.

12.2 Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

12.3 Change in Control — Asset Sale, Merger, Consolidation or Reverse Merger.  In the event of a Change in Control, a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (a) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (b) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (c) the substitution by the Surviving Entity or its parent of Awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 12.3) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 12.1 hereof; (d) the cancellation of such outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (e) the cancellation of such outstanding Awards without payment of any consideration. If such Awards would be canceled without consideration for vested Awards, the Participant shall have the right, exercisable during the later of the 10-day period ending on the fifth day prior to such merger or consolidation or 10 days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.

13.	Amendment of the Plan and Awards.

13.1 Amendment of Plan.  The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 12.1 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any Nasdaq or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

13.2 Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

13.3 Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4 No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5 Amendment of Awards.  The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.	General Provisions.

14.1 Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.2 Recapitalizations.  Each Option Agreement and Award Agreement shall contain provisions required to reflect the provisions of Section 12.1.

14.3 Delivery.  Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.4 Other Provisions.  The Option Agreements and Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

14.5 Cancellation and Rescission of Awards for Detrimental Activity.

(a) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity described in Section 2.19.

(b) Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity described in Section 2.19.

(c) In the event a Participant engages in Detrimental Activity described in Section 2.19 after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

14.6 Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

15.	Market Stand-Off.

Each Option Agreement and Award Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under this Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.

16.	Effective Date of Plan.

The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

17.	Termination or Suspension of the Plan.

The Plan shall terminate automatically on the day before the 10th anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

19.	Execution.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused the VCA Antech, Inc. 2006 Equity Incentive Plan to be executed effective as of the 7th day of March, 2006.

VCA ANTECH, INC.

By:
Robert L. Antin, Chief Executive Officer and President

APPENDIX B

VCA ANTECH, INC.
2007 ANNUAL CASH INCENTIVE PLAN

1. Purposes.  The purposes of this 2007 Annual Cash Incentive Plan are to provide an incentive to executive officers and other selected key executives of VCA Antech, Inc. (the “Company”) to contribute to the growth, profitability and increased shareholder value of the Company, to obtain and retain such executives and endeavor to qualify the compensation paid under the Plan for tax deductibility under Section 162(m) of the Code.

2. Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Board” shall mean Board of Directors of VCA Antech, Inc.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

(c) “Committee” shall mean a committee composed of at least two members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code.

(d) “Covered Employee” shall mean any employee of the Company who, on the last day of the Company’s taxable year, is the chief executive officer of the Company or among the four highest compensated officers of the Company (other than the chief executive officer), each as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

(e) “Effective Date” shall mean January 1, 2007.

(f) “Eligible Employee” shall mean each executive officer of the Company, including those employed by subsidiaries, and other key executives of the Company and its subsidiaries selected by the Committee.

(g) “GAAP” shall mean U.S. Generally Accepted Accounting Principles.

(h) “Participant” shall mean an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

(i) “Performance Award” shall mean the right of a Participant to receive cash following the completion of a Performance Period based upon performance in respect of one or more of the Performance Criteria during such Performance Period, as specified in Section 5.

(j) “Performance Criteria” shall mean or may be expressed in terms of any of the following business criteria (by way of example and without limitation): revenue, sales, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre-tax or after-tax income, cash available for distribution, cash available for distribution per share, cash or cash equivalents available for operations, net earnings, earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). Such objective Performance Criteria are not required to be based on increases in specific business criteria, but may be based on maintaining the status quo or limiting economic losses. A Performance Criterion may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, the Performance Criteria will be determined by not accounting for a change in GAAP during a Performance Period.

(k) “Performance Goals” shall mean the level or levels of performance required to be attained with respect to specified Performance Criteria in order that a Participant shall become entitled to specified rights in connection with a Performance Award.

(l) “Performance Period” shall mean the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of a Performance Award. The initial Performance Period shall be the period beginning on April 1, 2007 and ending on December 31, 2007.

(m) “Plan” shall mean this 2007 Annual Cash Incentive Plan, as amended from time to time.

3. Administration.

(a) Authority.  The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, in its sole discretion, from time to time to: (i) select Participants; (ii) grant Performance Awards under the Plan; (iii) determine the terms and conditions of, and all other matters relating to, Performance Awards; (iv) prescribe Performance Award agreements (which need not be identical); (v) establish, modify or rescind such rules and regulations as it deems necessary for the proper administration of the Plan; and (vi) make such determinations and interpretations and to take such steps in connection with the Plan or the Performance Awards granted thereunder as it deems necessary or advisable. All such actions by the Committee under the Plan or with respect to the Performance Awards granted thereunder shall be final and binding on all persons.

(b) Manner of Exercise of Committee Authority.  The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to make Performance Awards to executive officers of Company; (ii) to make Performance Awards which are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Goals pursuant to Section 5(e) in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(c) Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s independent certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Types of Awards.  Subject to the provisions of the Plan, the Committee has the discretion to grant to Participants Performance Awards described in Section 5 in respect of any Performance Period.

5. Performance Awards.

(a) Form of Award.  The Committee is authorized to grant Performance Awards pursuant to this Section 5.  A Performance Award shall represent the conditional right of the Participant to receive cash based upon achievement of one or more pre-established Performance Goals during a Performance Period, subject to the terms of this Section 5 and the other applicable terms of the Plan. Performance Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture and other terms and conditions as shall be specified by the Committee.

(b) Performance Goals.  The Committee shall establish the Performance Goals for each Performance Award, consisting of one or more business criteria permitted as Performance Criteria hereunder and one or more levels of performance with respect to each such criterion. In addition, the Committee shall establish the amount or amounts payable or other rights that the Participant will be entitled to as a Performance Award upon achievement of such levels of performance. The Performance Goals shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed.

(c) Additional Provisions Applicable to Performance Awards.  More than one Performance Criterion may be incorporated in a Performance Goal, in which case achievement with respect to each Performance Criterion may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Goals for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Criteria and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Criterion may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Goals may differ for Performance Awards granted to any one Participant or to different Participants.

(d) Duration of the Performance Period.  The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Goals applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(e) Certification.  Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Goals and other material terms for paying amounts in respect of each Performance Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise with respect to a Participant who is not a Covered Employee for the taxable year of the Company in which the Performance Award will be paid, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 5(e).

(f) Adjustment.  The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Award of any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Goals, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of Section 2(j) of the Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(g) Timing of Payment.  Except as provided below and subject to Section 6, any cash amounts payable in respect of Performance Awards for a Performance Period will generally be paid as soon as practicable following the determination in respect thereof made pursuant to Section 5(e), but in any event no later than the 15th day of the third month following the end of the Company’s taxable year in which it was earned.

(h) Maximum Amount Payable per Participant under This Section 5.  A Participant shall not be granted Performance Awards for all of the Performance Periods commencing in any calendar year that permit the Participant in the aggregate to earn a cash payment in excess of the lesser of five (5) times such Participant’s base salary or $7,000,000.

6. Participant Deferral of Payment.  Subject to such terms and administrative guidelines as the Committee shall specify from time to time, a Participant may elect to defer receipt of part or all payment due in respect of a Performance Award in accordance with the following requirements.

(a) Timing of Election.

(i) In General.  Except as otherwise provided in Section 6(a)(ii), a Participant’s election to defer payment in respect of a Performance Award shall be made and irrevocable not later than the close of the calendar year immediately preceding the calendar year in which the Performance Period begins.

(ii) 409A Performance-Based Compensation.  With respect to any Performance Award for a Performance Period of at least 12 consecutive months and that otherwise qualifies as “performance-based compensation” as that term is defined in Treasury Regulation Section 1.409A-1(e) (“409A Performance-Based Compensation”), a Participant’s election to defer payment in respect of such Performance Award shall be made and irrevocable on or before the date that is six months before the end of the Performance Period, provided the Participant is continuously employed by the Company from the later of the beginning of the Performance Period or the date the Performance Criteria are established through the date of such election, and provided further that in no event may a Participant elect to defer such payment after the Performance Award has become both calculable and substantially certain to be paid. A Performance Award shall be deemed 409A Performance-Based Compensation only if its terms provide that, notwithstanding anything to the contrary in Sections 5(e) and 7(a) hereof, the Committee shall have no discretion to pay such Performance Award unless the Committee has made the certification specified under Section 5(e).

(b) Payment of Deferred Performance Awards.  A Participant’s election to defer payment of all or part of a Performance Award shall specify a time or fixed schedule for the payment of such amount, including interest accrued thereon. Notwithstanding the foregoing, any payment deferred in respect of a Performance Award shall be paid in a lump sum upon the first to occur of the following.

(i) The Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), provided, however, that if the Participant is a “specified employee” (within the meaning of Treasury Regulation section 1.409A-1(i)) as of the date of his or her separation from service, such payment shall be made on the earlier of (A) the date that is six months and one day after the Participant’s separation from service or (B) the Participant’s death.

(ii) The date of the Participant’s death.

(iii) The date on which the Participant becomes Disabled (within the meaning of Section 6(f)(ii) hereof).

(iv) The occurrence of an Unforeseeable Emergency (within the meaning of Section 6(f)(iii) hereof), but only to the extent reasonably necessary to satisfy the emergency need, including amounts necessary to pay taxes or penalties reasonably anticipated as a result of such payment, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(v) The occurrence of a Change in Control Event (within the meaning of Section 6(f)(i) hereof).

(c) No Acceleration.  Payment in respect of a Performance Award that has been deferred pursuant to Section 6(a) may not be accelerated or paid before the time set forth in Section 6(b) except in the case of one of the following events.

(i) Domestic Relations Order.  The acceleration of the time or schedule of payment to an individual other than the Participant shall be permitted as may be necessary to comply with the terms of a “domestic relations order” (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest.  The acceleration of the time or schedule of payment shall be permitted to the extent reasonably necessary to avoid violation of an applicable ethics law or conflicts of interest law (including to permit the Participant to participate in activities in the normal course of his or her position with the Company in which the Participant would otherwise not be able to participate under an applicable rule), as provided by Treasury Regulation Section 1.409A-3(j)(4)(iii).

(d) Subsequent Deferral Election.  A Participant may subsequently elect to delay payment of an amount previously deferred under Section 6(a), provided that such election shall be made and irrevocable not less than 12 months before the date the deferred payment is scheduled to be paid, and shall not take effect until at least 12 months after the date on which the election is made; and provided further that the payment shall be deferred for at least an additional five years from the date such amount would otherwise have been paid. For purposes of the preceding sentence, the entitlement to a series of installment payments shall be treated as the entitlement to a single payment payable on the date of the first scheduled payment. Any subsequent deferral under this Section 6(d) shall be subject to the requirements of Section 6(b) and (c).

(e) Interest.  Interest shall accrue on amounts deferred under this Section 6 at a reasonable rate of interest determined by the Committee, commencing one day following the date such amount would have been paid had it not been deferred and ending on the date of payment under this Section 6.

(f) Definitions.  Solely for purposes of this Section 6 and not for other purposes of the Plan, the following terms shall be defined as set forth below.

(i) “Change in Control Event” means the occurrence of a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)). For example, a Change in Control Event will occur if a person or more than one person acting as a group:

A. acquires ownership of stock that brings such person’s or group’s total ownership in excess of 50% of the outstanding stock of the Company; or

B. acquires ownership of 30% or more of the total voting power of the Company within a 12 month period; or

C. acquires ownership of assets from the Company equal to 40% or more of the total value of all assets of the Company within a 12 month period.

(ii) “Disabled” means a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (A) unable to engage in any substantial gainful activity, or (B) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s spouse, beneficiary or dependent (as defined in Section 152 of the Code, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof); loss of the Participant’s property due to casualty; or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. For example, the imminent foreclosure of or eviction from the Participant’s primary residence may constitute an Unforeseeable Emergency, as may the need to pay for medical expenses, including nonrefundable deductibles and the costs of prescription medication. The need to pay for the funeral expenses of a spouse, beneficiary or dependent may also constitute an Unforeseeable Emergency. The purchase of a home and the payment of college tuition, however, are not Unforeseeable Emergencies.

7. General Provisions.

(a) Termination of Employment.  In the event a Participant terminates employment for any reason during a Performance Period or prior to the Performance Award payment, he or she (or his or her beneficiary, in the case of death) shall not be entitled to receive any Performance Award for such Performance Period unless the Participant is not a Covered Employee for the taxable year of the Company in which the Performance Award will be paid and the Committee, in its sole and absolute discretion, elects to pay a Performance Award to such Participant.

(b) Death of the Participant.  Subject to Section 7(a), in the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her beneficiary as designated in writing to the Committee or, failing such designation, to his or her estate. No beneficiary designation shall be effective unless it is in writing and received by the Committee prior to the date of death of the Participant.

(c) Taxes.  The Company is authorized to withhold from any Performance Award granted, any payment relating to a Performance Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving a Performance Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Performance Award. This authority shall include authority for the Company to withhold or receive other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(d) Limitations on Rights Conferred under Plan and Beneficiaries.  Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Performance Award will become payable under the Plan. Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant. No benefit payable under, or interest in, this Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

(e) Changes to the Plan and Awards.  Notwithstanding anything herein to the contrary, the Board, or a committee designated by the Board, may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Performance Award theretofore granted to any Participant which has not been settled (either by payment or deferral); provided, however, that no amendment or modification to any Performance Award shall be authorized or made if the Committee determines that such authority or the making of such amendment or modification would increase or accelerate a payment under the Performance Award, decrease a Performance Goal, or otherwise cause the Performance Award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. No Performance Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without stockholder approval.

(f) Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to a Performance Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Performance Award, or the taking of any other action pursuant to the

Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash or other property or make other arrangements, to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify in accordance with applicable law.

(g) Non-Exclusivity of the Plan.  Neither the adoption of the Plan by the Board (or a committee designated by the Board) nor submission of the Plan or provisions thereof to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem necessary.

(h) Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Performance Award shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

(i) Exemption under Section 162(m) of the Code.  The Plan, and all Performance Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without stockholder approval, amend the Plan retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. The Committee does not have discretion or authority, however, to increase the maximum amount payable to any employee during a calendar year or amounts to be paid under any Performance Award, or to decrease any Performance Goal.

(j) Effective Date.  The Plan is effective on the Effective Date, subject to subsequent approval thereof by the Company’s stockholders within 12 months of the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 7(e).  If the Plan is not approved by the stockholders within 12 months of the Effective Date, the Plan and all interests in the Plan awarded to Participants before such date shall be void ab initio and of no further force and effect. Unless the Company determines to submit Section 5 of the Plan and the definition of “Performance Criterion” to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Awards shall be made under Section 5 after the date of such annual meeting, but the remainder of the Plan shall continue in effect until terminated in accordance with Section 7(e).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused the 2007 Annual Cash Incentive Plan to be executed effective as of the 24th day of April, 2007.

VCA ANTECH, INC.

By:
Robert L. Antin, Chief Executive Officer and President

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VCA ANTECH, INC. 12401 WEST OLYMPIC BOULEVARD LOS ANGELES, CA 90064	Electronic Delivery of Future PROXY MATERIALS
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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors
Nominees

01	John B. Chickering, Jr. 02 John Heil

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain	The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 year	2 years	3 years	Abstain

2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐	6 Advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

3	Re-approval of the material terms of the performance goals under the VCA Antech, Inc. 2006 Equity Incentive Plan.	☐	☐	☐	NOTE: PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING ARE LISTED ABOVE ALONG WITH THE BOARD OF DIRECTORS RECOMMENDATIONS.

4	Re-approval of the material terms of the performance goals under the VCA Antech, Inc. 2007 Cash Incentive Plan.	☐	☐	☐	THE NOMINEES FOR CLASS III DIRECTOR, IF ELECTED, WILL SERVE A TERM OF THREE YEARS.

5	Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

STOCKHOLDER MEETING NOTICE
The 2011 Annual Meeting of Stockholders of VCA Antech, Inc. will be held on Monday, June 6, 2011 at 10:00 a.m. (Pacific Time), at 12401 West Olympic Boulevard, Los Angeles, California, 90064-1022.
Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual
Meeting of Stockholders of VCA Antech Inc., to Be Held on Monday, June 6, 2011:
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The following materials are available at www.proxyvote.com:
• Notice of 2011 Annual Meeting of Stockholders
• Proxy Statement
• Annual Report on Form 10-K
• Form of Proxy Card
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K is/are available at www.proxyvote.com.

VCA ANTECH, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS

June 6, 2011
The stockholder(s) hereby appoint(s) Robert L. Antin and Tomas W. Fuller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VCA Antech, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Monday, June 6, 2011 at 12401 W Olympic Blvd., Los Angeles, CA 90064, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS UNDER PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, FOR 3 YEARS FOR PROPOSAL 6 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
IF VOTING BY MAIL PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED REPLY ENVELOPE.
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Continued and to be signed on reverse side